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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

HELMERICH & PAYNE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1437 South Boulder Avenue
Tulsa, Oklahoma 74119

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the "Company"), will be held at Boulder Towers, Granite Room, First Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 2, 2011, for the following purposes:

  1.
  To elect two Directors comprising the class of Directors of the Company known as the "Second Class" for a three-year term expiring in 2014.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2011.

  3.
  To consider and vote upon approval of the proposed Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan (a copy of which is attached hereto as Appendix "A").

  4.
  To cast an advisory vote to approve the compensation of our executives disclosed in this Proxy Statement.

  5.
  To cast an advisory vote on whether a stockholder advisory vote to approve executive compensation should occur ever 1, 2 or 3 years.

  6.
  To consider, if properly presented, a non-binding stockholder proposal to eliminate classification of terms of the Company's Board of Directors to require that all directors stand for election annually.

  7.
  To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

In accordance with the By-laws, the close of business on January 10, 2011, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

The Company's Proxy Statement is submitted herewith and is first being sent or given to the stockholders on or about January 26, 2011. The Annual Report for the year ended September 30, 2010, accompanies this Proxy Statement.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU ALSO HAVE THE OPTION OF VOTING YOUR SHARES ON THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY. IF YOU VOTE BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

STEVEN R. MACKEY Secretary
Tulsa, Oklahoma January 26, 2011

1437 South Boulder Avenue
Tulsa, Oklahoma 74119

 PROXY STATEMENT

General Information

        The enclosed proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc., and will be voted at the Annual Meeting of Stockholders on March 2, 2011. This statement and the accompanying proxy, together with the Annual Report for the year ended September 30, 2010, are first being sent or given to stockholders on or about January 26, 2011.

        Throughout this Proxy Statement, Helmerich & Payne, Inc. is referred to as the "Company," "we," "our" or "us."

        Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

        The cost of this solicitation will be paid by us. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our officers and employees who will not be additionally compensated therefor. We have also engaged Georgeson Inc. ("Georgeson") as a proxy solicitor to assist us in the solicitation of votes and to provide governance consulting. Georgeson's fee for these services is anticipated to be approximately $25,000, plus out-of-pocket disbursements and expenses.

        At the close of business on January 10, 2011, there were 106,596,407 issued and outstanding shares of our common stock, the holders of which are entitled to one vote per share on all matters. We have no other class of securities entitled to vote at the meeting. Only stockholders of record at the close of business on January 10, 2011, will be entitled to vote at the Annual Meeting.

Security Ownership of Certain Beneficial Owners

        The following table sets forth the name and address of each of our stockholders who, to our knowledge, beneficially owns more than 5% of our common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 10, 2011.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, Illinois 61710	8,257,200 (2)	7.75%

(1)
Unless otherwise indicated, all shares are owned directly by the named entity, with such entity possessing sole voting and dispositive power with respect to such shares.

(2)
This information is based upon State Farm Mutual Automobile Insurance Company's Schedule 13G Amendment dated January 29, 2010.

Security Ownership of Management

        The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, our Chief Executive Officer ("CEO") and all other executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group, and the percent of the outstanding common stock so owned by each as of January 10, 2011.

Directors and Named Executive Officers	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
W. H. Helmerich, III	Common Stock	2,291,500 (3)	2.15%
Hans Helmerich	Common Stock	1,925,701 (4)	1.79%
John W. Lindsay	Common Stock	342,520 (5)
Douglas E. Fears	Common Stock	268,410 (6)
M. Alan Orr	Common Stock	220,507 (7)
Steven R. Mackey	Common Stock	154,436 (8)
Juan Pablo Tardio	Common Stock	13,796 (9)
Hon. Francis Rooney	Common Stock	90,055 (10)
John D. Zeglis	Common Stock	48,573 (11)
William L. Armstrong	Common Stock	44,573 (12)
Edward B. Rust, Jr.	Common Stock	41,373 (13)
Paula Marshall	Common Stock	27,615 (14)
Randy A. Foutch	Common Stock	14,257 (15)
All Directors and Executive Officers as a Group	Common Stock	5,483,316 (16)	5.05%

(1)
Unless otherwise indicated, all shares are owned directly by the named person, and he or she has sole voting and investment power with respect to such shares. Shares owned include restricted shares over which the named person has voting but not investment power. Stock options held by the named person include options exercisable within 60 days of January 10, 2011.

(2)
Percentage calculation not included if beneficial ownership is less than one percent of class.

(3)
Includes 140,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 40,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

(4)
Includes options to purchase 1,149,020 shares; 33,333 restricted shares; 21,577 shares fully vested under our 401(k) Plan; 37,045 shares owned by Mr. Helmerich's wife and 38,135 shares held by Mr. Helmerich's children, with respect to which he has disclaimed all beneficial ownership; 29,600 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; 4,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power; and 35,000 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Co-trustee, and for which he shares voting and investment power.

(5)
Includes options to purchase 256,250 shares; 40,334 restricted shares; and 9,270 shares fully vested under our 401(k) Plan.

(6)
Includes options to purchase 211,250 shares; 456 shares fully vested under our 401(k) Plan; and 5,000 shares owned by a charitable foundation, for which Mr. Fears is Co-trustee, and for which he shares voting and investment power.

(7)
Includes options to purchase 168,250 shares; 10,000 restricted shares; and 16,470 shares fully vested under our 401(k) Plan.

(8)
Includes options to purchase 114,500 shares; 17,000 restricted shares; and 3,603 shares fully vested under our 401(k) Plan.

(9)
Includes 12,667 restricted shares and 1,129 shares fully vested under our 401(k) Plan.

(10)
Includes options to purchase 24,055 shares and 66,000 shares held by entities controlled by Mr. Rooney

(11)
Includes options to purchase 34,573 shares.

(12)
Includes options to purchase 34,573 shares.

(13)
Includes options to purchase 34,573 shares.

(14)
Includes options to purchase 27,215 shares.

(15)
Includes options to purchase 14,257 shares.

(16)
Includes options to purchase 2,068,516 shares; 113,334 restricted shares; and 52,505 shares fully vested under our 401(k) Plan.

 PROPOSAL 1 — ELECTION OF DIRECTORS

        Our Board of Directors ("Board") is divided into three classes — First Class, Second Class, and Third Class — whose terms expire in different years. The terms of the Directors of the Second Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the Third Class and the First Class do not expire until 2012 and 2013, respectively, and consequently their successors are not to be elected at this Annual Meeting. Upon the conclusion of this Annual Meeting, the First and Third Classes of Directors will be comprised of three Directors each, and the Second Class of Directors will be comprised of two Directors.

        The Directors belonging to the First Class and the Third Class, which are not coming up for election at this meeting, and Nominees for Directors of the Second Class, are set forth below. The information that follows, including principal occupation or employment for the past five or more years and a summary of each individual's experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a Director in light of our current business and structure, is furnished with respect to each nominee and each of the continuing members of our Board of Directors.

Directors of the First Class

Hans Helmerich — Mr. Helmerich, age 52, has served as President and Chief Executive Officer of the Company since 1989, and he holds positions of Chairman, President and Chief Executive Officer of subsidiary companies. He has been a Director of the Company since 1987. Mr. Helmerich is a director of Atwood Oceanics, Inc., a publicl traded company engaged in the business of international offshore drilling, and Cimarex Energy Co., a publicly-traded energy exploration and production company. He is also a trustee of The Northwestern Mutual Life Insurance Company. He is a graduate of Dartmouth College and completed the Harvard Business School Program for Management Development. Mr. Helmerich, the son of Mr. W. H. Helmerich, III, has worked for the Company since 1981. The Board believes that Mr. Helmerich brings to the Board and the Company in-depth experience as a business executive in the contract drilling industry. For over 20 years, as CEO, Mr. Helmerich has provided continuity of leadership and strategic vision which has resulted in the Company's significant growth and outstanding performance relative to its competitors.

Paula Marshall — Ms. Marshall, age 57, has served as a Director of the Company since 2002. She has served since 1984 as the President and Chief Executive Officer of The Bama Companies, Inc. (a major bakery product manufacturing company with multiple facilities in the U.S. and China). She was a Director of publicly held BOK Financial Corporation from 2003 to 2009, and prior thereto served as a Director of the Federal Reserve Bank of Kansas City and American Fidelity Corporation (insurance holding company). In 2001, Ms. Marshall chaired the Tulsa Chamber of Commerce. Through her company leadership expertise, business background and entrepreneurial experience, the Board believes Ms. Marshall brings to the Board and the Company meaningful input and advice.

Randy A. Foutch — Mr. Foutch, age 59, has served as a Director of the Company since 2007. In 2007, Mr. Foutch founded Laredo Petroleum, Inc., a Mid-Continent focused oil and natural gas exploration and production company, where he serves as Chairman of the Board and Chief Executive Officer. He also founded Latigo Petroleum, Inc. in 2002 and served as its President and Chief Executive Officer until its sale to Pogo Producing Company in May 2006. In 1996, Mr. Foutch founded Lariat Petroleum, Inc. and served as its President until January 2001, when it was sold to Newfield Exploration, Inc. Since 2006, Mr. Foutch has been serving as a Director of Bill Barrett Corporation, a publicly-traded exploration and production company. Mr. Foutch also serves on several nonprofit and private industry boards. As a result of Mr. Foutch's service as a chief executive officer and in other executive positions and as a director of several oil and gas exploration and development companies, the Board believes that he provides valuable business, leadership and management experience and insights into many aspects of the oil, natural gas and contract drilling industries.

Directors of the Third Class

W. H. Helmerich, III — Mr. Helmerich, age 88, has served as Chairman of the Board of the Company since 1987 and as a Director since 1949. Mr. Helmerich is the son of Company founder, W. H. Helmerich. Mr. Helmerich joined the Company in 1950, served as the President from 1960 to 1987, and was the Chief Executive Officer from 1987 to 1989. He is a former Director of Atwood Oceanics, Inc., Bank One, Oklahoma, N.A., Caterpillar Inc., Combustion Engineering, Inc., Whitman Corporation, and previously served as a Trustee of The Northwestern Mutual Life Insurance Company. In addition to his expertise in the energy sector and his experience as a Director of large, publicly-traded corporations, his 60-year history with the Company provides numerous benefits to the Board in all areas of its oversight.

Hon. Francis Rooney — Amb. Rooney, age 57, has served as a Director of the Company since 2008. He is the Chief Executive Officer of Rooney Holdings, Inc. (holding company with interests in construction, construction management, and electronics). Amb. Rooney is also a Director of Vetra Energy Group, LLC (since 2009), Laredo Petroleum, Inc. (since 2010) and was previously a board member of publicly-traded Bank of Florida Corporation (2008-2009), Cimarex Energy Co. (2002-2005), and BOK Financial Corporation (1995-2005). He is a trustee for The Center for the Study of the Presidency and Congress, in Washington D.C. Amb. Rooney is a member of the Advisory Board of the Panama Canal Authority and served as the U.S. Ambassador to the Holy See (2005-2008). Amb. Rooney was a Director of the Company from 1996 to 2005 when he assumed service as an Ambassador. Amb. Rooney serves or has served on several nonprofit and private industry boards. The Board believes that Amb. Rooney's broad business and financial experience and service as a Director of several, publicly-traded corporations enables him to provide the Board and the Company with valuable input and guidance.

Edward B. Rust, Jr. — Mr. Rust, age 60, has served as a Director of the Company since 1997. Mr. Rust has been since 1987 Chairman of the Board and Chief Executive Officer of State Farm Insurance Companies, the largest insurer of automobiles and homes in the United States. Mr. Rust was also President of State Farm Insurance Companies from 1985 to 1998, and was re-elected President in 2007. He has been a Director of Caterpillar, Inc. (manufacturer of construction and mining equipment) since 2003 and a Director of The McGraw-Hill Companies, Inc. (global information services provider serving the education, financial services and business information markets) since 2001. His role as chief executive officer at a major corporation and experience as a Director of large, publicly-traded multi-national corporations enables Mr. Rust to provide significant input and guidance to the Board and the Company. The Board believes that Mr. Rust's significant financial and business experience is valuable to the Board and the Company and provides the necessary expertise to serve as Chairman of the Audit Committee of the Board of Directors.

Nominees for Directors of the Second Class

John D. Zeglis — Mr. Zeglis, age 63, has served as a Director of the Company since 1989. From 1999 until his retirement in 2004, Mr. Zeglis served as Chief Executive Officer and Chairman of the Board of AT&T Wireless Services, Inc. He served as President of AT&T Corporation from 1998 to 2000, Vice Chairman from 1997 to 1998, General Counsel and Senior Executive Vice President from 1996 to 1997 and Senior Vice President and General Counsel from 1986 to 1996. Mr. Zeglis is presently a Director of AMX Corporation, State Farm Mutual Automobile Corporation, and Telstra Limited. He is a former Director of Georgia-Pacific Corporation (2001-2005), Sara Lee Corporation (1998-2000) and Illinois Power Company (1992-1996). Through his past service as a chief executive officer at a major corporation and service as a Director of large, publicly-traded multi-national corporations, Mr. Zeglis brings to the Board large company leadership, expertise and experience in many areas including corporate governance, and general business and financial strategic oversight. The Board believes Mr. Zeglis provides significant insight and guidance to the Board and the Company and has the necessary expertise with respect to executive compensation matters to serve as the Chairman of the Human Resources Committee of the Board of Directors.

William L. Armstrong — Mr. Armstrong, age 73, has served as a Director of the Company since 1992. He has been the President of Colorado Christian University since 2006 and has been Chairman of the Board of Trustees of Denver-based Oppenheimer Funds since 2003. Mr. Armstrong has started or purchased a number of private firms including four mortgage banking firms and was formerly the Chairman of Cherry Creek Mortgage Company (from 1990-2009). Mr. Armstrong has been a Director of six public companies and chairman/owner/operator of thirteen private companies, including radio and television stations, a daily newspaper, investment firms, a real-estate brokerage company, and a title insurance company. Mr. Armstrong also served in the U.S. House of Representatives from 1972-1978 and the U.S. Senate from 1978 to 1990. The Board believes that Mr. Armstrong's diverse and extensive business experience provides the Board and the Company with unique knowledge and perspective on a wide variety of matters, including corporate governance. The Board believes Mr. Armstrong's background provides the necessary expertise to serve as the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors.

        Mr. Hans Helmerich is a Director of Atwood Oceanics, Inc. ("Atwood"), and the Company, through its wholly-owned subsidiary, owns common stock of Atwood. As a result, Atwood may be deemed to be an affiliate of the Company. Mr. Hans Helmerich is a son of Mr. W. H. Helmerich, III.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PERSONS NOMINATED BY THE BOARD.

CORPORATE GOVERNANCE

        The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The guidelines, as well as all Board committee charters, our Code of Business Conduct and Ethics, applicable to all our Directors, officers, and employees, the Code of Ethics for Principal Executive Officer and Senior Financial Officers, the Related Person Transaction Policies and Procedures, the Foreign Corrupt Practices Act Compliance Policy, and certain Audit Committee Practices are available on our website, www.hpinc.com, under the "Governance" section. The information on our website is not incorporated by reference in this Proxy Statement. A printed copy of the above mentioned documents will be provided without charge upon written request to our Corporate Secretary.

        Our Corporate Governance Guidelines provide a framework for our corporate governance initiatives and cover topics such as director independence and selection and nomination of director candidates, communication with the Board, Board committee matters, and other areas of import. Certain highlights from our Corporate Governance Guidelines, as well as other corporate governance matters, are discussed below.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of the Board must meet the requirements for being an independent director under the listing standards of the New York Stock Exchange ("NYSE") and applicable law, including the requirement that the Board affirmatively determine that the Director has no material relationship with us. To guide its determination of whether a Director is independent, the Board has adopted the following categorical standards:

        A Director will not be independent if: (i) the Director is, or has been, within the last three years, our employee, or an immediate family member is, or has been within the last three years, our executive officer; (ii) the Director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) the Director is a current partner or employee of a firm that is our internal or external auditor; (iv) the Director has an immediate family member who is a current partner of a firm that is our internal or external auditor; (v) the Director has an immediate family member who is a current employee of a firm that is our internal or external auditor and who personally works on the Company's audit; (vi) the Director or an immediate family member was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time; (vii) the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee; or (viii) the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

        In addition, the following commercial and charitable relationships will not be considered material relationships that would impair a director's independence: (i) the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an affiliate or executive officer of another company (including banks or financial institutions) to which we were indebted, or to which such other company was indebted to us, during the last or current fiscal year and the total amount of indebtedness did not exceed two percent (2%) of the total consolidated assets of the indebted entity at the end of such fiscal year; (ii) the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an executive officer, director or trustee of a charitable organization where our annual discretionary charitable contributions to the charitable organization, in the last or current fiscal year did not exceed the greater of $1,000,000 or two percent (2%) of that organization's consolidated gross revenues; (iii) the Director (or an immediate family member of a Director) is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, provided the payments made by us to the firm during a fiscal year do not exceed two percent (2%) of the firm's gross revenues for the fiscal year, and the Director's relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from us; or (iv) a relationship arising solely from a Director's position as a director of another company that engages in a transaction with us shall not be deemed a material relationship or transaction that would cause a Director to not be independent.

        Finally, a Director who is a member of our Audit Committee will not be independent if such Director: (i) other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee, accepts directly or indirectly any consulting, advisory or other compensatory fee from us or any subsidiary (except for retirement benefits to the extent permitted by applicable SEC rules); or (ii) is an affiliated person (as defined by the SEC) of us or any subsidiary.

        Generally, relationships not addressed by the NYSE rules or otherwise described above will not cause an otherwise independent Director to be considered not independent. For relationships that do not fall within the categories delineated above, the Directors who are otherwise independent under the guidelines will determine whether a relationship is material and, therefore, whether the Director would be independent.

        In determining the independence of Ms. Marshall and Messrs. Armstrong, Foutch, Rooney, Rust, and Zeglis, the Board of Directors considered (i) State Farm Mutual Automobile Insurance Company's ownership of our common stock and that it held approximately $3 million of our long-term unsecured debt, and (ii) Mr. Rust's position as Chairman, President and Chief Executive Officer of State Farm Mutual Automobile Insurance Company.

        After applying the standards set forth above in our Corporate Governance Guidelines, the Board determined that Ms. Marshall and Messrs. Armstrong, Foutch, Rooney, Rust and Zeglis had no material relationship with the Company and that each is independent under the categorical standards and the applicable requirements of the NYSE and applicable law.

Director Identification, Evaluation, and Nomination

        General Principles and Procedures.    We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving us the benefit of familiarity and insight into our affairs that our Directors have accumulated during their tenure. Accordingly, the process for identifying nominees shall reflect our practice of re-nominating incumbent Directors who continue to satisfy the Nominating and Corporate Governance Committee's ("Committee") criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

        In general, and as more fully outlined in the Corporate Governance Guidelines, in considering candidates for election at annual meetings of stockholders, the Committee will (i) consider if the Director continues to satisfy the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines, (ii) assess the performance of the Director during the preceding term, and (iii) determine whether there exist any special, countervailing considerations against re-nomination of the Director.

        If the Committee determines that (i) an incumbent Director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as Director during the preceding term, and (ii) there exist no reasons, including considerations relating to the composition and functional needs of the

Board as a whole, why in the Committee's view the incumbent should not be re-nominated, then the Committee will, absent special circumstances, propose the incumbent Director for re-election.

        The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies or a decision of the Directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates.

        As to each recommended candidate that the Committee believes merits consideration, the Committee will (i) cause to be assembled information concerning the background and qualifications of the candidate, (ii) determine if the candidate satisfies the minimum qualifications required by our Corporate Governance Guidelines, (iii) determine if the candidate possesses any of the specific qualities or skills that the Committee believes must be possessed by one or more members of the Board, (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board, and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the Directors.

        Based on all available information and relevant considerations, the Committee will select and recommend to the Board a candidate who, in the view of the Committee, is most suited for membership on the Board.

        Stockholder Recommendations.    The Committee shall consider recommendations for the nomination of qualified Directors submitted by holders of our shares entitled to vote generally in the election of Directors. The Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent Director.

        For each annual meeting of stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Committee will only consider recommendations of nominees for Director who satisfy the minimum qualifications prescribed by our Corporate Governance Guidelines.

        Only those recommendations whose submission complies with the following procedural requirements will be considered by the Committee: (1) Stockholder Nominations to the Committee. The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to our Corporate Secretary at our headquarters address. To be considered by the Committee, stockholder nominations must be submitted before our fiscal year-end and must include the information listed in paragraph 2(i) and (ii)(a), (c) and (d) below, together with a statement of the number of shares of our stock beneficially owned by the stockholder making the nomination and by any other supporting stockholders. (2) Stockholder Nominations at the Annual Meeting. Our By-laws provide that any stockholder who is entitled to vote for the election of Directors at a meeting called for such purpose may nominate persons for election to the Board. A stockholder desiring to nominate a person or persons for election to the Board must send a timely (see Stockholder Proposals on page 53) written notice to the Corporate Secretary setting forth in reasonable detail the following: (i) as to each person whom the stockholder proposes to nominate for election all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice (a) the name and address of the stockholder making the nomination, (b) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination, (c) the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder, and (d) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder.

        Candidates for Director who are properly recommended by our stockholders will be evaluated in the same manner as any other candidate for Director. The Committee may require the candidate to furnish other information as the Committee may reasonably request to assist the Committee in determining the eligibility of the candidate to serve as a Director. The Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

        All persons nominated to serve as one of our Directors should possess the following minimum qualifications more fully discussed in our Corporate Governance Guidelines: all candidates (i) must be individuals of personal integrity and ethical character; (ii) should be free of conflicts of interest that would materially impair his or her judgment; (iii) must be able to represent fairly and equally all of our stockholders; (iv) must have demonstrated achievement in business, professionally, or the like; (v) must have sound judgment; (vi) must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours; (vii) must have, and be prepared to devote, adequate time to the Board and its committees; and (viii) must not conflict with any of our term or age limits for Directors. The Committee will also ensure that: (i) at least a majority of the Directors serving at any time on the Board are independent, as defined under the rules of the NYSE and applicable law; (ii) at least three of the Directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NYSE; and (iii) at least some of the independent Directors have experience as senior executives of a public or substantial private company.

        Our Corporate Governance Guidelines also provide, in lieu of a formal diversity policy, that as part of the nomination process, the Committee will consider diversity in professional background, experience, expertise, perspective, age, gender, and ethnicity with respect to Board composition as a whole. With respect to diversity, we place particular emphasis on identifying candidates whose experiences and talents complement and augment those of other Board members with respect to matters of importance to the Company. We attempt to balance the composition of the Board to promote comprehensive consideration of issues. Our current Board composition achieves this through widely varying levels and types of business and industry experience among current Board members.

        The foregoing qualification attributes are only threshold criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate's credentials, experience, and expertise, the composition of the Board at the time, and other relevant circumstances.

Board Leadership Structure

        The Company's By-laws provide that, in general, any two or more offices may be held by the same person, including the offices of Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO"). The Board believes that this flexibility in the allocation of the responsibilities of these two roles is beneficial and enables the Board to adapt the leadership function to changing circumstances. Two different individuals hold the positions of Chairman and CEO at the Company. Mr. W. H. Helmerich, III, a Director since 1949, has served as Chairman of the Board since 1987 and was the Chief Executive Officer from 1987 to 1989. His son, Mr. Hans Helmerich, has served as a Director since 1987 and became the President and Chief Executive Officer in 1989. Mr. W. H. Helmerich, III's long experience with the Company and the drilling industry have provided him with significant institutional knowledge of the Company, its business, operations and industry that allows him to effectively carry out the Chairman's responsibilities and provide leadership to the Board. Mr. Hans Helmerich, who has over 20 years of successful experience as CEO and possesses in-depth knowledge of the Company, its operations and the evolving drilling and energy industry, is responsible for the general supervision, direction and control of the Company's business. The Board believes that the interests of all stockholders are best served at this time by this leadership model of a separate Chairman and CEO. The experience and knowledge of Messrs. W. H. Helmerich, III and Hans Helmerich provide the Board and the Company with continuity of leadership that has enabled the Company's success for more than 20 years.

        In addition, the Board has demonstrated its commitment and ability to provide independent oversight and management. We believe that the most effective board structure is one that emphasizes board independence and ensures that the board's deliberations are not dominated by management. With the exception of Messrs. W. H. Helmerich, III and Hans Helmerich, our Board is composed entirely of independent Directors. Each of our standing Board committees is comprised of only independent Directors. Further, while the Board does not currently have a lead independent Director, it appoints a presiding, independent Director for each executive session of the Board when it meets without Messrs. W. H. Helmerich, III, Hans Helmerich, or management. While the Board believes this practice provides for independent leadership without the need to designate a single lead director, the Board intends to examine during 2011 whether the appointment of a lead Director would enhance the Board's effectiveness.

Board Meeting Attendance

        There were four regularly scheduled meetings of the Board held during fiscal 2010. We require each Director to make a diligent effort to attend all Board and Committee meetings as well as the Annual Meeting of the Stockholders. All of our Directors attended the 2010 Annual Meeting of the Stockholders. During fiscal 2010, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and its committees of which he or she is a member.

Board Committees

        Messrs. Rust (Chairman), Foutch and Rooney are members of the Audit Committee. The Board has adopted a written charter for the Audit Committee. The primary functions of the Audit Committee are to assist the Board in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Company and to monitor the qualifications, independence, and performance of our independent registered public accounting firm. The Board has determined that Mr. Edward B. Rust, Jr. is an "audit committee financial expert" as defined by Item 407 of Regulation S-K of the Securities and Exchange Commission ("SEC"). During the fiscal year ended September 30, 2010, the Audit Committee held thirteen meetings.

        Ms. Marshall and Messrs. Armstrong and Zeglis (Chairman) are members of the Human Resources Committee (which functions as our compensation committee). The Board has adopted a written charter for the Human Resources Committee. The primary functions of the Human Resources Committee are to evaluate the performance of our executive officers, to review and make decisions regarding compensation of our executive officers and make recommendations regarding compensation of non-employee members of our Board, and to review and make recommendations or decisions regarding incentive compensation and equity-based compensation plans. The Human Resources Committee may not delegate any of its authority to other persons or committees. During the fiscal year ended September 30, 2010, the Human Resources Committee held six meetings.

        Ms. Marshall and Messrs. Armstrong (Chairman), Foutch, Rooney, Rust, and Zeglis are members of the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee. The primary functions of the Committee are to identify and to recommend to the Board the selection of Director nominees for each annual meeting of stockholders or for any vacancies on the Board, to make recommendations to the Board regarding the adoption or amendment of corporate governance principles applicable to us, and to assist the Board in developing and evaluating potential candidates for executive positions and generally oversee management succession planning. During the fiscal year ended September 30, 2010, the Nominating and Corporate Governance Committee held four meetings.

        The non-management Directors, in fiscal 2010, met in executive session without management, prior to each regularly scheduled Board meeting. Mr. Armstrong was presiding Director for all executive sessions.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company has adopted written Related Person Transaction Policies and Procedures. The Audit Committee is responsible for applying such policies and procedures. The Audit Committee reviews all transactions, arrangements, or relationships in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, the Company is a participant, and any related person has or will have a material direct or indirect interest. In general, a related person is any Company executive officer, Director, or nominee for election as a Director, any greater than 5 percent beneficial owner of our common stock, and immediate family members of any of the foregoing.

        The Audit Committee applies the applicable policies and procedure by reviewing the material facts of all interested transactions that require the Audit Committee's approval and either approves or disapproves of the entry into the interested transaction, subject to the exceptions described below. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction. In determining whether to approve an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, the nature of the related person's interest in the interested transaction, the material terms of the interested transaction including whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the materiality of the related person's direct or indirect interest in the interested transaction, the materiality of the interested transaction to us, the impact of the interested transaction on the related person's independence (as defined in our Corporate Governance Guidelines and the New York Stock Exchange Listing Standards), and the actual or apparent conflict of interest of the related person participating in the transaction (as contemplated under our Code of Business Conduct and Ethics). The following transactions are deemed to be pre-approved under the applicable policies and procedures: (i) Director and executive officer compensation otherwise required to be disclosed in our proxy statement, (ii) transactions where all of our stockholders receive proportional benefits, (iii) certain banking related services, and (iv) transactions available to our employees generally.

        Except for the consulting arrangement pertaining to Mr. W. H. Helmerich, III discussed below under the Director Compensation Table, there are no related person transactions required to be reported in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2010, the members of our Human Resources Committee were Ms. Marshall and Messrs. Armstrong and Zeglis. No executive officer or Director of the Company has any relationship covered by the Compensation Committee Interlock and Insider Participation regulations.

Communication with the Board

        The Board has established several means for employees, stockholders, and other interested persons to communicate their concerns to the Board. If the concern relates to our financial statements, accounting practices or internal controls, the concern may be submitted in writing to the Chairperson of the Audit Committee in care of our Corporate Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, the concern may be submitted in writing to the Chairperson of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at our headquarters address. If the concern is intended for the presiding Director or the non-management or independent Directors as a group, the concern may be submitted in writing to such presiding Director or groups in care of our Corporate Secretary at our headquarters address. If the employee, stockholder, or other interested person is unsure as to which category his or her concern relates, he or she may submit it in writing to the Board or any one of the Directors in care of our Corporate Secretary at our headquarters address. Our headquarters address is 1437 South Boulder Avenue, Tulsa, OK 74119.

        Each communication intended for any management or non-management or independent Director(s) or for the entire Board and received by the Corporate Secretary which is related to our operations will be promptly forwarded to the specified party(ies).

The Board's Role in Risk Management

        The Audit Committee reviews and discusses with management the Company's processes and policies with respect to risk assessment and risk management, including the Company's enterprise risk management program. In addition, the Company's risk oversight process involves the Board receiving information from management on a variety of matters, including operations, legal, regulatory, finance and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the Audit Committee) receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company's risk management practices. When the Audit Committee receives an update, the chairperson of the Audit Committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. This enables the Board and the Audit Committee to coordinate the risk oversight role.

Compensation Risk Assessment

        Management has undertaken, with input from the Human Resources Committee's independent compensation consultant, a review of our compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. Management analyzed the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including pay mix and amount, performance metrics and goals, the balance between annual and long-term incentives, the terms of equity and bonus awards, and change-in-control arrangements. The review also took into account mitigating features associated with our compensation programs and practices which include elements such as capped payouts levels for both annual bonuses and equity grants under the Company's stock plan, the Human Resources Committee's authority to exercise negative discretion over bonus payouts, stock ownership guidelines aligning the interests of executive officers with stockholders, claw-back provisions contained in stock plan award and other agreements, the use of multiple performance measures, and multi-year vesting schedules for equity awards.

        Management discussed the findings of the risk assessment with the Human Resources Committee and the full Board. Based on the assessment, we have determined that our compensation programs and practices applicable to all employees, including executive officers, are aligned with the interests of stockholders, appropriately reward pay for performance, and are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

Summary

        During fiscal 2010, the Company, under our CEO's leadership, achieved the highest level of activity in the U.S. in the Company's history while maintaining significantly higher premiums in rig revenue and margin than our U.S. land drilling competitors. We experienced record breaking net income for fiscal 2008 and 2009, which ranked respectively as the first and third best in our history. The Company's total stockholder return for the period 2007 through 2010 ranked in the 93rd percentile relative to its peers within the Company's Compensation Peer Group. For these reasons, the CEO received a $935,000 bonus for 2010 as shown in both the "Bonus" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table on page 25, a 5% base salary increase and was awarded 80,000 non-qualified option shares and 20,000 shares of restricted stock as shown in the Grants of Plan-Based Awards in Fiscal 2010 table on page 27.

        As part of its annual review of executive compensation, perquisites and related matters, the Human Resources Committee (the "Committee"):

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  Eliminated effective January 1, 2010, tax gross-up payments with respect to medical plan premiums. As a result, we no longer provide any type of tax gross-up payments to our executives.

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  Terminated in January 2011 the Survivor Income Plan as to Messrs. Hans Helmerich and Steven R. Mackey and assigned the related life insurance policies to those executives. Each executive will bear all taxes on the approximately $25,000 cash value attributable to each policy. While three retired executives will continue to participate, the Company will have no further obligation or expense for current or future executives with regard to the Survivor Income Plan.

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  Revised the Annual Bonus Plan for Executive Officers to increase the bonus adjustment factor from 50% to 100% so that bonus compensation could be more significantly impacted based upon the Committee's qualitative evaluation of relative stockholder return and satisfaction of strategic performance objectives and included safety performance as a strategic performance objective.

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  Caused the Board to recommend for stockholder approval the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan (a copy of which is attached hereto as Appendix "A").

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  Caused the Board to approve executive officer and director stock ownership guidelines (see page 23).

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  Our Company aircraft policy was revised to provide greater transparency and simplicity with regard to personal use of aircraft by the Chairman and the named executive officers (see page 22).

Compensation Process, Philosophy and Objectives

        The Committee has the responsibility for establishing, implementing and monitoring our executive compensation program. All compensation decisions relating to our Chief Executive Officer ("CEO"), Chief Financial Officer and the other executive officers identified in the Summary Compensation Table ("named executive officers") are made by the Committee after soliciting input from all independent Directors. For purposes of deciding upon named executive officer compensation, the Committee generally meets in late November and early December following the end of each fiscal year to consider salary adjustments and equity-based compensation awards for the next calendar year and bonus compensation for the completed fiscal year. Prior to making final compensation decisions, the Committee reviews proposed executive compensation with the independent Directors as a group. Generally, the types of compensation and benefits paid to our named executive officers are the same as those provided to other key employees. There are no material individual differences in compensation policies and decisions for our named executive officers.

        The objectives of our executive compensation program are to compensate executives in a manner that advances the interests of the stockholders while ensuring that we are able to attract and retain qualified executives. To that end, we have designed our executive compensation program to reward the achievement of short- and long-term corporate goals that enhance stockholder value. The Committee monitors both performance and compensation to ensure that we maintain our ability to attract and retain qualified executives and that compensation paid to our executives remains competitive relative to compensation paid to executives of competitor companies. Our compensation elements consist of:

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  Base salary

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  Bonus

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  Long-term equity incentive compensation

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  Retirement benefits

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  Other benefits

        We believe the Company should have the ability to recover compensation paid to executive officers and key employees under certain circumstances. As a result, we have approved two policies addressing recoupment of bonus and equity compensation from executive officers and certain other key employees. The following is a summary of those policies:

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  In the event the Board determines that any fraud or intentional misconduct caused or was a substantial contributing factor to a restatement of our financials, the Board may require reimbursement of any bonus compensation paid to an executive officer or certain other key employees to the extent the bonus paid exceeded what would have been paid had the financial results been properly reported. This policy applies to all bonuses paid after September 30, 2008, which coincide with the fiscal years that are subject to the restatement.

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  If the Committee reasonably believes that a participant under our 2005 Long-Term Incentive Plan ("2005 Plan") has committed certain acts of misconduct, including fraud, embezzlement, or deliberate disregard of our rules or policies, that may reasonably be expected to result in damage to us, the Committee may cancel all or part of any outstanding award under the 2005 Plan whether or not vested or deferred. Additionally, if the misconduct occurs during a fiscal year in which there was also an exercise or receipt of an award under the 2005 Plan, the Committee may recoup any value received from such award.

Role of Executive Officers in Compensation

        The Committee annually evaluates the performance of the CEO and determines the CEO's compensation in light of the objectives of our compensation program. The CEO provides an annual assessment of his performance and the performance of the other named executive officers, together with his recommendations as to the compensation of the other named executive officers. The Committee considers the CEO's recommendations and, in its discretion, may modify his recommendations. The other named executive officers do not play a role in their own compensation decisions, other than discussing individual performance objectives with the CEO. The Executive Vice President and General Counsel and the Director of Human Resources review the compensation consultant's annual draft of its compensation analysis and provide comments for the consultant's consideration. They also attend Committee meetings and provide requested information to the Committee.

Role of Compensation Consultant

        The Committee has engaged Deloitte Consulting LLP ("Deloitte") as its independent compensation consultant to provide research, market data, and survey information regarding executive and director compensation. At the Committee's request, Deloitte advises the Committee on all principal aspects of executive and director compensation including the competitiveness of program design and award values. It provides the Committee with an annual written executive compensation analysis with respect to the named executive officers. The written analysis for fiscal 2010 addressed, among other things:

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  Comparison and assessment of named executive officers' compensation values to peer group proxy and survey data

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  Recent trends in executive compensation

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  Assessment of non-employee director compensation

        The Committee generally reviews the compensation of the named executive officers in late November and early December following the end of a particular fiscal year. Deloitte attends at least one meeting and presents its written compensation analysis covering the named executive officers.

        Deloitte periodically provides the Committee with a written director compensation analysis. The Committee reviews the analysis and determines whether to recommend to our Board a compensation increase for non-employee directors. The executive officers do not play a role in determining or recommending the amount or form of director compensation.

        Deloitte was first retained by the Committee in December of 2003. Deloitte reports directly to the Committee although they may meet with management from time to time to gather information or to obtain management's perspective on executive compensation matters. The Committee has the sole authority under its Charter to retain or terminate the compensation consultant at any time. In addition, the Committee may conduct or authorize investigations of matters within its scope of responsibilities and may retain, at our expense, independent counsel or other advisors as it deems necessary.

Determining Executive Compensation

        In making compensation decisions, the Committee compares each element of compensation against a peer group of publicly-traded contract drilling and oilfield service companies (collectively "Compensation Peer Group") and against published survey data. The Compensation Peer Group consists of companies that are representative of the types of companies that we compete against for talent. The companies in the Compensation Peer Group are as follows:

• Diamond Offshore Drilling, Inc.	• FMC Technologies, Inc.
• Dresser-Rand Group Inc.	• Noble Corporation
• Cameron International Corporation	• Nabors Industries Ltd.
• Pride International, Inc.	• ENSCO International Incorporated
• Rowan Companies, Inc.	• Patterson-UTI Energy, Inc.
• Unit Corporation	• Atwood Oceanics, Inc.
• Key Energy Services, Inc.	• Hercules Offshore, Inc.
• Parker Drilling Company

        The Committee also uses survey data to assist in compensation decisions, including those instances in which a named executive officer's position or duties do not match the position or duties of Compensation Peer Group executives. The data from these surveys is statistically regressed according to our revenue. This survey data includes oilfield services, energy, and general industry data. The surveys referenced in Deloitte's 2010 compensation report were:

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  2009/2010 Watson Wyatt Top Management Compensation Report

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  2009 William M. Mercer Energy Compensation Survey

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  2009 William M. Mercer Executive Compensation Survey — Regression Analysis

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  2010 Pearl Meyer & Partners Drilling Management Survey

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  2010 Stone Partner's Oilfield Manufacturing and Services Industry Executive Compensation Survey

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  2010 Towers Perrin Oilfield Services Compensation Survey

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  2010 ERI Economic Research Institute Executive Compensation Assessor

        The Committee sets target total direct compensation for named executive officers to generally approximate the median level of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by corporate performance, experience level, internal equity, nature of duties, market factors, and retention issues. At the time the Committee makes compensation decisions, it uses prior fiscal year peer data and available survey data. This data provides peer compensation comparisons on a historical basis. However, the Committee is unable to determine how current pay of the named executive officers compares to current pay of peer executives.

        A significant portion of total compensation is variable based on corporate performance and relative stockholder return. The Committee considers individual performance during its annual review of base salary and equity awards. However, no specific individual performance criteria or guidelines are used by the Committee as a controlling factor in the Committee's ultimate judgment and final decision. In deciding on the type and amount of executive compensation, the Committee focuses on both current pay and the opportunity for future compensation. The Committee does not have a specific formula for allocating each element of pay, but instead bases the allocation on peer and survey data and the Committee's judgment.

        When considering long-term equity incentive compensation, the Committee primarily awards stock options to the named executive officers. Stock option awards are based on an executive's base pay and the current Black-Scholes value of our common stock. Under this methodology, the Committee has generally limited the value of annual stock option awards to a range of 250% to 300% of the CEO's base salary and 150% to 250% of the base salary of the other named executive officers. To determine the actual number of shares awarded to a named executive officer, the dollar value of the award is divided by the applicable Black-Scholes value. In determining the Black-Scholes value for stock option awards, the Committee uses an average price for our common stock over a 10-day trading period ending on the Friday before the week that stock option awards are considered by the Committee. Exceptions to this policy have occurred and may occur in the future as dictated by retention considerations and market factors. For example, the Committee has periodically awarded grants of time-vested restricted stock to the named executive officers.

        The Committee generally limits annual merit salary adjustments to the same percentage that is applicable to all office-based employees.

2010 Executive Compensation Components

        The principal components of compensation for named executive officers for the fiscal year ended September 30, 2010, are described below.

Base Salary

        We provide named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries of named executive officers are set to generally approximate the median level of base salaries of similarly situated executives of companies included in the Compensation Peer Group. If base salaries of our named executive officers consistently fall below such median level, then the Committee will consider market adjustments to base salaries. Salary levels are typically considered annually as part of our review process as well as upon a promotion. Although named executive officers generally receive the same percentage salary increase applicable to office-based employees, the named executive officers may receive greater increases as a result of market adjustments.

        Effective January 1, 2010, office-based employees generally received a 3% base salary increase. Two named executive officers received market salary adjustments effective January 1, 2010, ranging from 5% to 11.7%. Three named executive officers received salary increases of approximately 3% and one named executive officer did not receive a salary increase during fiscal 2010. In April 2010, one named executive officer received a 3.17% raise as a result of a promotion.

Bonus

        The Annual Bonus Plan for Executive Officers ("Bonus Plan") is a cash incentive plan for calculation of annual non-equity incentive-based compensation. These cash incentive awards are designed to reward short-term performance and achievement of strategic goals. Combined salaries and target bonus levels are intended to generally approximate the median of the Compensation Peer Group's combined salary and annual bonus levels.

        Pursuant to the terms of the Bonus Plan, each named executive officer is assigned a threshold, target and reach bonus award opportunity expressed as a percentage of base salary. These bonus award opportunities range from 40% to 130% for the CEO and 25% to 100% for the other named executive officers and do not include the up to 100% bonus adjustment described below. An executive officer's bonus opportunity is based upon three weighted corporate performance criteria. These performance criteria and their weightings are: earnings per share (35%); return on invested capital (35%); and operating earnings before interest, taxes, depreciation, and amortization (30%). At the beginning of each fiscal year, the Committee approves the assignment of a threshold, target, and reach objective for each performance criterion based upon the operating and capital budget approved by the Board. The target objective is established with an approximate 60 to 70 percent probability of achievement with threshold objective adjusted 20% below and the reach objective adjusted up to 50% above the target objective. Actual fiscal year financial results are compared to plan objectives in order to determine the amount of any executive officer bonus. If actual financial results fall between the threshold and target or the target and reach objectives, then bonuses are proportionately increased as a result of the threshold or target objective being exceeded. Notwithstanding the other provisions of the Bonus Plan, the Committee has the right to reduce or eliminate any bonus due a named executive officer based upon the Committee's determination of individual performance, and the Committee has the discretion to adjust performance criteria during a fiscal year if, for example, the initially-established performance criteria are rendered unrealistic in light of circumstances beyond the control of the Company and its management. No adjustments were made to the corporate performance criteria during fiscal 2010.

        The approved corporate performance criteria for fiscal 2010 were:

	Threshold	Target	Reach
Earnings Per Share	$0.89	$1.28	$1.92
Return on Invested Capital	3.6%	5.1%	7.7%
Operating EBITDA	$355,600,000	$508,000,000	$762,000,000

        The bonus, if any, is then subject to being increased or decreased by up to 100% based on the Committee's overall assessment of our dayrates, utilization and continued industry leading safety performance (20% weighting) and our stockholder returns relative to both the returns of all companies and the returns of our U.S. land drilling peers within the Compensation Peer Group (80% weighting). In determining operational success, the Committee compared our dayrates, utilization and safety performance to that of our U.S. land drilling competitors, all of which are included in the Compensation Peer Group.

        With the exception of the safety criterion, no specific criteria or objectives are used by the Committee when assessing our dayrates or utilization or relative stockholder returns. The Committee does consider Company safety statistics and compares those statistics to industry safety statistics. Whether the bonus of a named executive officer is increased or decreased by up to 100% is primarily dependent upon the Committee's judgment as to the named executive officer's success in positively affecting the corporate performance factors referred to above.

        Within this framework, the Committee determined that the target objective for all three performance criteria had been exceeded in fiscal 2010 and that the annual bonus for all named executive officers be increased by approximately 50% due to our operational and safety success and the achievement of favorable relative stockholder returns.

Long-Term Equity Incentive Compensation

        The 2005 Plan was approved by our stockholders at the 2006 Annual Meeting of Stockholders. The 2005 Plan governs all stock-based awards granted after March 1, 2006, and the 2000 Stock Incentive Plan governs stock-based awards granted under such plan prior to March 1, 2006. The 2005 Plan allows the Committee to design stock-based compensation programs to encourage growth of stockholder value and allow key employees and non-employee Directors to participate in the long-term growth and profitability of the Company. Approximately 135 employees (including the named executive officers) and non-employee Directors receive stock-based awards on an annual basis. Stock option award levels are determined based on market data, and vary among participants based on their positions.

        Under the 2005 Plan, the Committee may grant nonqualified stock options, restricted stock awards, stock appreciation rights, and performance units to selected employees and non-employee Directors. Also, the Committee may grant incentive stock options to selected employees under such Plan. To date, the Committee has only awarded non-qualified stock options and time-vested restricted stock to participants. A total of 4,000,000 shares of common stock have been authorized for award under the 2005 Plan. With the exception of new employees or non-employee Directors, the Committee only approves annual stock-based awards at its meeting in late November or early December after the end of the fiscal year. The Committee selected this time period for review of executive compensation since it coincides with executive performance reviews and allows the Committee to receive and consider final fiscal year financial information. Newly hired employees or appointed Directors are considered for stock-based awards at the time they join the Company. Exceptions to this policy may occur as dictated by retention considerations or market factors.

Stock Options

        Historically, stock-based awards have primarily been made in the form of stock options. The Committee believes that stock options align the interests of executives with stockholders in that stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on the grant date.

        The grant date for all stock options is the date the Committee approves the grant. The Committee does not make equity grants in anticipation of the release of material non-public information and does not time the release of such information based on equity award grant dates. The Committee has never approved a backdated stock option grant.

        The grant price for all option grants, as provided by the 2005 Plan, is the average of the high and low stock price on the date of grant. Such Plan also prohibits repricing of stock option awards.

        The majority of options granted by the Committee vest at a rate of 25% per year over the first four years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option.

        The number and grant date fair value of non-qualified stock options awarded to the named executive officers in fiscal 2010 are shown in the Grants of Plan-Based Awards in Fiscal 2010 table on page 27. In making these awards, the Committee applied the methodology discussed above and considered individual and corporate performance and the value of equity awards made by competitors.

Restricted Stock

        We believe that periodic awards of restricted stock assists in retention of executives and other key employees. The Committee has periodically awarded time-vested restricted stock to the named executive officers and other key employees. Generally, all restricted stock awards fully vest over a range of 3 to 5 years from the original date of grant. During the restriction period, the participant receives quarterly payments from us equal to quarterly dividends and has the right to vote restricted shares. Unvested restricted stock is forfeited if the executive or other key employee leaves the Company.

        The number of shares of restricted stock awarded to the named executive officers in fiscal 2010 are shown in the Grant of Plan-Based Awards in Fiscal 2010 table on page 27. In making these awards, the Committee considered the retentive effect of these awards during an uncertain business climate, individual and corporate performance and the value of equity awards made by competitors.

Total Direct Compensation for 2010

        With the exception of Mr. Mackey, the following reflects the percentile ranking of how fiscal 2010 total direct compensation (i.e., base salary, bonus and equity awards) for the named executive officers compares to the total direct compensation of executives of the Compensation Peer Group (using a three-year average equity award value):

Hans Helmerich	49th percentile
John W. Lindsay	69th percentile
Juan Pablo Tardio	33rd percentile

        Due to the nature of Mr. Mackey's duties, there was insufficient peer group data to provide a meaningful percentile ranking. Since Messrs. Fears and Orr retired on April 30, 2010 and July 31, 2010, respectively, a comparison of their partial year compensation would not provide a meaningful percentile ranking.

Retirement

Pension Plans

        Prior to October 1, 2003, most full-time employees, including the named executive officers, participated in our qualified Employees Retirement Plan ("Pension Plan"). The named executive officers also participated in our non-qualified Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

        The fiscal 2010 year-end present value of accumulated benefits for each of the named executive officers is shown in the Pension Benefits for Fiscal 2010 table on page 32.

Savings Plans

        Savings plans are designed to help employees, especially long-service employees, save and prepare for retirement.

  Qualified Plan

          Our 401(k)/Thrift Plan ("Savings Plan") is a tax-qualified savings plan pursuant to which most employees paid in U.S. dollars, including the named executive officers, are able to contribute to the Savings Plan on a before tax basis the lesser of up to 100% of their annual compensation or the dollar limit prescribed annually by the Internal Revenue Service ("IRS"). We match 100% of the first 5% of compensation that is contributed to the Savings Plan subject to IRS annual compensation limits ($245,000 for 2010). All employee contributions are immediately vested and matching contributions are subject to a six-year graded vesting schedule.

  Supplemental Savings Plan

          In addition to the Savings Plan, the named executive officers and certain other eligible employees can participate in the Supplemental Savings Plan, which is a non-qualified savings plan. Pursuant to the Supplemental Savings Plan, a participant can contribute between 1% and 40% of the participant's compensation to the Supplemental Savings Plan on a before tax basis. If the participant has not received the full Company match of the first 5% of pay in the Savings Plan, then the balance of the match would be contributed to the Supplemental Savings Plan. The Nonqualified Deferred Compensation for Fiscal 2010 table on page 33 contains additional Supplemental Savings Plan information for the named executive officers.

Other Benefits

        The named executive officers are provided with other benefits, including perquisites, that the Company and the Committee believe are reasonable. The Committee annually reviews the levels of these benefits provided to the named executive officers. The compensation associated with these benefits is included in the "All Other Compensation" column of the Summary Compensation Table on page 25 and a brief explanation of these benefits is shown in footnote 7 to such table. The following is a more detailed description of certain of these benefits.

Survivor Income Plan

        Effective January 2011, this Plan has been terminated as to all current and future named executive officers. See Potential Payments Upon Termination table on page 35 as to benefits payable to the named executive officers based upon an assumed employment termination date of September 30, 2010.

Executive Medical Plan

        All employees, including the named executive officers, are eligible for medical coverage under our standard medical plan. The standard medical plan requires a coverage deductible, monthly medical plan premium, and 20% co-payment for medical expenses up to $1,500 annually. Also, the named executive officers are covered by an Executive Medical Plan that provides for the payment of the applicable deductible and monthly premium and co-payment on behalf of the participant. Annual maximum coverage under the Executive Medical Plan is $100,000 per family. The Executive Medical Plan's coverage guidelines are similar to those contained in the standard medical plan.

Company Aircraft

        With the approval of the CEO, our aircraft may be used by the named executive officers and other employees for business purposes. This provides a more efficient use of their time due to more direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed.

        Effective January 1, 2011, the Chairman and CEO will each be allocated 20 hours personal use of our aircraft annually without reimbursement to us. The time attributable to our CEO's attendance at board meetings of publicly held companies will be applied against his 20-hour allocation. Any personal use by the Chairman and CEO in excess of this allotment will only be permitted under extraordinary circumstances. Also, with the approval of the CEO, the other named executive officers are permitted personal use of our aircraft, without reimbursement to us, only under extraordinary circumstances.

        For tax purposes, imputed income is assessed to each named executive officer for his or his guest's personal travel based upon the Standard Industrial Fare Level of all flights during all such flights during the calendar year.

Executive Officer and Director Stock Ownership Guidelines

        Because the Board believes in linking the interests of management and stockholders, the Board has adopted stock ownership guidelines for the named executive officers. Our Executive Stock Ownership Guidelines specify a number of shares that our named executive officers must accumulate and hold within five years of the later of the adoption of the guidelines or the appointment of the individual as a named executive officer. The CEO is required to own shares having a value of five times base salary, and the other named executive officers are required to own shares having a value of two times base salary. The Board has adopted a similar policy applicable to Directors requiring ownership of shares having a value equal to two times annual compensation. These ownership guidelines were adopted on December 7, 2010.

Deductibility of Executive Compensation

        The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation of more than $1,000,000 that is paid to certain individuals. This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualifying performance-based compensation. The Committee generally prefers to optimize the deductibility of compensation paid to our executive officers. However, if future compliance with Section 162(m) is inconsistent with our compensation policy or what is believed to be in the best interests of our stockholders, then future compensation arrangements may not be fully deductible under Section 162(m).

Potential Payments Upon Change-in-Control or Termination

Change-in-Control

        We have entered into change-in-control agreements with the named executive officers and certain other key employees. These agreements are entered into in recognition of the importance to us and our stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual change-in-control of the Company. These agreements contain a "double" trigger provision whereby no benefits will be paid to an executive unless both a change-in-control has occurred and the executive's employment is terminated after a change-in-control. We believe this arrangement appropriately balances our interests and the interests of executives since we make no payments unless a termination of employment occurs.

        More specifically, if we actually or constructively terminate a named executive officer's employment within 24 months after a change-in-control other than for cause, disability, death, or the occurrence of a substantial downturn, or if any of the named executive officers terminates his employment for good reason within 24 months after a change-in-control (as such terms are defined in the change-in-control agreement), any unvested benefits under our Supplemental Savings Plan and Supplemental Pension Plan and any

options or restricted stock granted to any of the named executive officers will vest in full and we will be required to pay or provide:

  •
  A lump sum payment equal to two and one-half (2 1/2) times the base salary and annual bonus of the CEO and two (2) times the base salary and annual bonus of the other named executive officers

  •
  24 months of benefit continuation

  •
  A prorated annual bonus payable in one lump sum

  •
  Up to $5,000 for out-placement counseling services

  •
  A lump sum payment of any accrued vacation pay, any previously deferred compensation, and base salary through the termination date provided that the payments and benefits will be provided only if a named executive officer executes and does not revoke a release of claims in the form attached to the change-in-control agreement. No tax gross-ups are provided on payments made under these agreements. These agreements are automatically renewed for successive two-year periods unless terminated by us.

        For more information regarding post-termination payments that we may be required to make to named executive officers in the event of a change-in-control, see the Potential Payments Upon Change-in-Control table on page 34.

        Our long-term equity compensation plans contain a provision whereby all stock options and restricted stock will automatically become fully vested and immediately exercisable in the event of a change-in-control, as defined in such plans. This provision was included in all equity plans in order to be consistent with market practice at the time the plans were approved by stockholders. The potential value of the acceleration of vesting of stock options and restricted stock upon a change-in-control is reflected in columns 7 and 8 of the Potential Payments Upon Change-in-Control table on page 34.

Other Termination Payments

        The following plans provide for potential payments to named executive officers upon termination of employment for other than change-in-control:

  •
  Supplemental Pension Plan and Supplemental Savings Plan described on pages 21 and 22 and quantified in the Pension Benefits For Fiscal 2010 and Nonqualified Deferred Compensation for Fiscal 2010 tables on pages 32 and 33.

  •
  Survivor Income Plan described on page 22 and quantified in the Potential Payments Upon Termination table on page 35, based upon an assumed September 30, 2010 termination date. Effective January 1, 2011, this Plan has been terminated as to all current and future named executive officers.

Compensation Committee Report

        The Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following Directors, who comprise the Human Resources Committee:

John D. Zeglis, Chairman	William L. Armstrong	Paula Marshall

Summary Compensation Table

        The following table includes information concerning compensation paid to or earned by our named executive officers listed in the table for the fiscal years ended September 30, 2010, 2009 and 2008. Messrs. Douglas E. Fears and M. Alan Orr retired on April 30, 2010 and July 31, 2010, respectively. The other persons named below (including Mr. Juan Pablo Tardio who became Vice President and Chief Financial Officer on April 30, 2010) constitute all of the executive officers of the Company as of September 30, 2010.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Hans Helmerich,	2010	629,519	309,811	760,300	1,411,200	625,189	102,877	126,530	3,965,426
President and Chief	2009	606,442	—	—	978,856	—	—	93,533	1,678,831
Executive Officer	2008	601,425	370,600	—	1,189,100	741,400	66,935	120,707	3,090,167
John W. Lindsay,	2010	418,750	148,870	760,300	793,800	301,130	21,817	46,935	2,491,602
Executive Vice President,	2009	385,000	—	—	530,213	—	—	38,450	953,663
U.S. and International	2008	370,453	182,271	—	540,500	364,229	12,825	51,399	1,521,677
Operations of Drilling
Subsidiary
Steven R. Mackey,	2010	316,667	112,402	570,225	529,200	227,598	84,299	41,827	1,882,218
Executive Vice President,	2009	305,000	—	—	326,285	—	188,843	41,854	861,982
General Counsel,	2008	296,750	144,205	—	378,350	288,545	35,078	56,426	1,199,354
Secretary and Chief
Administrative Officer
Juan Pablo Tardio,	2010	208,333	87,924	380,150	158,760	175,076	2,240	22,430	1,034,913
Vice President and
Chief Financial Officer
M. Alan Orr,	2010	341,575	—	570,225	617,400	400,000	2,232	27,653	1,959,085
Former Executive	2009	366,923	—	—	489,428	—	196,824	25,645	1,078,820
Vice President,	2008	358,626	169,922	—	540,500	340,578	37,079	22,204	1,468,909
Engineering and
Development of
Drilling Subsidiary
Douglas E. Fears,	2010	201,423	—	—	—	350,000	24,050	28,469	603,942
Former Executive	2009	320,000	—	—	326,285	—	215,458	30,038	891,781
Vice President and	2008	314,507	151,264	—	378,350	302,736	38,487	40,835	1,226,179
Chief Financial Officer

(1)
The amounts shown in this column are salaries earned during fiscal 2010, 2009 and 2008. Annual salary adjustments become effective at the beginning of each calendar year. Thus, the salaries reported in the above table for fiscal 2010 are the sum of the named executive officers' salaries for the last three months of calendar 2009 and the new salaries for the first nine months of calendar 2010. For calendar 2009, none of the named executive officers received a salary adjustment.

(2)
The amounts shown in this column reflect the amounts paid pursuant to our Annual Bonus Plan for Executive Officers based on the Human Resources Committee's assessment of our safety and operational success and relative total stockholder return. The amounts were earned in connection with our performance for each reported fiscal year, but were paid during the first quarter of the succeeding fiscal year. Also, the amounts are over and above the amounts earned by meeting the performance objectives under the bonus plan.

(3)
The amounts included in this column represent the aggregate grant date fair value of stock awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2010, included in the 2010 Annual Report on Form 10-K filed with the SEC on November 24, 2010.

  Note on Impact of SEC Rule Change: Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards. The SEC's disclosure rules previously required that we present stock award and option award information for 2009 and 2008 based on the amount recognized during the corresponding year for financial reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, changes in 2010 in SEC disclosure rules require that we now present stock award and option award amounts in the applicable columns of the table above with respect to 2009 and 2008 on a similar basis as the 2010 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC's past disclosure rules, the amounts reported in the table above for stock awards and option awards in 2009 and 2008 differ from the amounts previously reported in our Summary Compensation Table for these years. As a result, each named executive officer's total compensation for 2009 and 2008 also differ from the amounts previously reported in our Summary Compensation Table for these years.

(4)
The amounts included in this column represent the aggregate grant date fair value of option awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2010, included in the 2010 Annual Report on Form 10-K filed with the SEC on November 24, 2010. Due to the SEC Rule Change Impact Note in footnote (3) above, the amounts reported in our Summary Compensation Table as option awards for 2009 and 2008 differ from the amounts we have previously reported for these years. As a result, applicable total compensation figures for our named executive officers for 2009 and 2008 differ from those previously reported in our Summary Compensation Table for these years.

(5)
The amounts included in this column are payments under our Annual Bonus Plan for Executive Officers based on annual performance measured against pre-established objectives whose outcome is uncertain at the time the awards are communicated to the named executive officers. The amounts were earned in connection with our performance for each reported fiscal year, but were paid during the first quarter of the succeeding year. The bonus award opportunities and financial measures and financial measure weightings for determining bonus amounts for fiscal 2010 are described in the CD&A on page 19.

(6)
The amounts in this column reflect the aggregate change in the actuarial present value of the accumulated benefit of each named executive officer under our Pension Plan and our Supplemental Pension Plan. The actuarial present value calculation for fiscal 2010 for Messrs. Orr, Fears and Mackey, who are retirement eligible, is based on an immediate annuity (with an assumed retirement date of September 30, 2010), whereas the present value calculation for Messrs. Helmerich, Lindsay and Tardio, who are not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). For fiscal 2008, a deferred annuity (with an assumed retirement of age 65) was used for all participants. The change in fiscal 2009 and continuing for 2010 was made so the calculations would be more consistent with those reflected in our financial statements. The aggregate change in the actuarial present value of the accumulated benefit of Hans Helmerich and John W. Lindsay decreased in fiscal 2009 in the amounts of $23,083 and $3,553, respectively.

(7)
"All other compensation" for fiscal 2010 includes the following:

•
Our matching contribution to our 401(k)/Thrift Plan on behalf of each named executive officer as follows: Hans Helmerich — $12,250; John W. Lindsay — $12,250; Steven R. Mackey — $12,833; Juan Pablo Tardio — $10,417; M. Alan Orr — $12,250; and Douglas E. Fears — $12,500.

•
Our matching contribution to the nonqualified Supplemental Savings Plan for Employees of Helmerich & Payne, Inc. on behalf of each named executive officer as follows: Hans Helmerich — $54,281; John W. Lindsay — $25,563; Steven R. Mackey — $16,375; Juan Pablo Tardio — $9,425; M. Alan Orr — $0; and Douglas E. Fears — $938.

•
For Hans Helmerich, the amount reported includes $50,145 for personal use of our aircraft. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights and is reduced by any reimbursements to us. The amount reported is attributable primarily to flights by Mr. Helmerich in connection with attending board meetings of publicly held companies.

•
Our contributions toward business travel premiums, medical premiums, executive medical expenses, tax gross-up payments with respect to medical plan premiums for the period of October 1, 2009 to December 31, 2009 only, survivor life insurance premiums, club memberships, and event tickets. The values of these personal benefits are based on the incremental aggregate cost to us and are not individually quantified because none of them individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each named executive officer.

Grants of Plan-Based Awards in Fiscal 2010

        As described on pages 19 through 21 of the CD&A, we provide incentive award opportunities to executives, designed to reward both short-term and long-term business performance, and create a close alignment between incentive compensation and stockholders' interests. The following table provides information on non-equity incentive plan awards and restricted stock and stock options granted in fiscal 2010 to each of our named executive officers. Although the grant date fair value is shown in the table for these stock and option awards, there can be no assurance that these values will actually be realized during the terms of these grants.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (2)
									All Other Option Awards: Number of Securities Underlying Options (#) (3)		Grant Date Fair Value of Stock and Option Awards ($) (5)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Hans Helmerich		250,000	500,000	812,500
	12/1/2009								80,000	38.015	1,411,200
	12/1/2009							20,000			760,300
John W. Lindsay		107,500	215,000	430,000
	12/1/2009								45,000	38.015	793,800
	12/1/2009							20,000			760,300
Steven R. Mackey		81,250	162,500	325,000
	12/1/2009								30,000	38.015	529,200
	12/1/2009							15,000			570,225
Juan Pablo Tardio		62,500	125,000	250,000
	12/1/2009								9,000	38.015	158,760
	12/1/2009							10,000			380,150
M. Alan Orr		93,000	186,000	372,000
	12/1/2009								35,000	38.015	617,400
	12/1/2009							15,000			570,225
Douglas E. Fears		82,500	165,000	330,000

(1)
These columns show the threshold, target, and maximum potential value of the payout for each named executive officer under our Annual Bonus Plan for Executive Officers if certain of our financial performance objectives are achieved for the October 1, 2009, to September 30, 2010, performance period. The amounts are based on salaries in effect as of January 1, 2010, for each named executive officer (other than Mr. Juan Pablo Tardio for which April 30, 2010 was used which coincides with his promotion to CFO) which is the basis for determining the actual payments to be made subsequent to year-end. The potential payouts are performance-driven and, therefore, are at risk. The possible payouts reflected in the table may be increased or decreased by an adjustment factor of up to 100% based on the Human Resources Committee's assessment of corporate performance. The financial measures, bonus opportunities, and adjustment factors for determining payout are described in the CD&A on pages 19 and 20.

(2)
This column shows the number of shares of restricted stock granted in fiscal 2010 to the named executive officers. The stock vests ratably in three equal annual installments, beginning on December 1, 2010, one year after the grant date. Dividends are paid on the restricted stock at the same rate applicable to other holders of our common stock.

(3)
This column shows the number of stock options granted in fiscal 2010 to the named executive officers. These options vest and become exercisable ratably in four equal annual installments, beginning on December 1, 2010, one year after the grant date.

(4)
This column shows the exercise price for the stock options granted, which was the average of the high and low prices of our stock on December 1, 2009. The closing price of our stock on December 1, 2009, was $37.78.

(5)
The fair value shown for stock awards and option awards are accounted for in accordance with FASB ASC Topic 718. This column shows the full grant date fair value of the restricted stock and stock options under FASB ASC Topic 718 granted to the named executive officers in fiscal 2010. The full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For restricted stock, fair value is calculated based on the average of the high and low sales prices on December 1, 2009. For stock options, fair value was calculated using the Black-Scholes value on the grant date of $17.64. In applying the Black-Scholes model, we have made certain valuation assumptions. For additional information on the valuation assumptions, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2010, included in the 2010 Annual Report on Form 10-K filed with the SEC on November 24, 2010. The actual value, if any, the named executive officer will realize on options will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. The values reflect the accounting expense and may not reflect the actual value realized by the named executive officer.

Outstanding Equity Awards at Fiscal 2010 Year-End

        The following table provides information on the current holdings of stock option awards and restricted stock awards by the named executive officers at September 30, 2010. This table includes exercisable and unexercisable option awards and unvested restricted stock awards, and such awards are reflected in each row below on an award-by-award basis. The vesting schedule for each grant that has not fully vested is shown following this table. For additional information about the option awards and stock awards, see the description of such awards in the CD&A on pages 20 and 21.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hans Helmerich	12/6/2000	116,520			12.2955	12/6/2010
	12/5/2001	236,520			11.3318	12/5/2011
	12/4/2002	180,000			13.87	12/4/2012
	12/3/2003	180,000			12.08	12/3/2013
	12/1/2004	180,000			16.01	12/1/2014
	12/5/2005	90,000			30.2375	12/5/2015	3,334(5)	134,894(8)
	12/5/2006	90,000	30,000(1)		26.895	12/5/2016
	12/4/2007	55,000	55,000(2)		35.105	12/4/2017
	12/2/2008	30,000	90,000(3)		21.065	12/2/2018
	12/1/2009		80,000(4)		38.015	12/1/2019	20,000(6)	809,200(8)
John W. Lindsay	12/4/2002	26,000			13.87	12/4/2012
	12/3/2003	32,000			12.08	12/3/2013
	12/1/2004	44,000			16.01	12/1/2014
	12/5/2005	35,000			30.2375	12/5/2015	10,000(5)	404,600(8)
	12/5/2006	42,750	14,250(1)		26.895	12/5/2016	15,000(7)	592,950(8)
	12/4/2007	25,000	25,000(2)		35.105	12/4/2017
	12/2/2008	16,250	48,750(3)		21.065	12/2/2018
	12/1/2009		45,000(4)		38.015	12/1/2019	20,000(6)	809,200(8)
Steven R. Mackey	12/1/2004	29,500			16.01	12/1/2014
	12/5/2005	30,000			30.2375	12/5/2015	3,334(5)	134,894(8)
	12/5/2006	30,000	10,000(1)		26.895	12/5/2016
	12/4/2007	17,500	17,500(2)		35.105	12/4/2017
	12/2/2008	10,000	30,000(3)		21.065	12/2/2018
	12/1/2009		30,000(4)		38.015	12/1/2019	15,000(6)	606,900(8)
Juan Pablo Tardio	12/5/2005	1,500			30.2375	12/5/2015	667(5)	26,987(8)
	12/5/2006	1,500	1,500(1)		26.895	12/5/2016
	12/4/2007	3,000	3,000(2)		35.105	12/4/2017
	12/2/2008	1,750	5,250(3)		21.065	12/2/2018
	12/1/2009		9,000(4)		38.015	12/1/2019	10,000(6)	404,600(8)
M. Alan Orr	12/1/2004	22,000			16.01	12/1/2014
	12/5/2005	35,000			30.2375	12/5/2015	10,000(5)	404,600(8)
	12/5/2006	42,750	14,250(1)		26.895	12/5/2016
	12/4/2007	25,000	25,000(2)		35.105	12/4/2017
	12/2/2008	15,000	45,000(3)		21.065	12/2/2018
	12/1/2009		35,000(4)		38.015	12/1/2019	15,000(6)	606,900(8)
Douglas E. Fears	12/5/2001	15,000			11.3318	12/5/2011
	12/4/2002	15,000			13.87	12/4/2012
	12/1/2004	60,000			16.01	12/1/2014
	12/5/2005	35,000			30.2375	12/5/2015	3,334(5)	134,894(8)
	12/5/2006	30,000	10,000(1)		26.895	12/5/2016
	12/4/2007	17,500	17,500(2)		35.105	12/4/2017
	12/2/2008	10,000	30,000(3)		21.065	12/2/2018

(1)
The options were granted on 12/5/2006, and vest ratably over a four year period commencing on the anniversary of the date of grant.

(2)
The options were granted on 12/4/2007, and vest ratably over a four year period commencing on the anniversary of the date of grant.

(3)
The options were granted on 12/2/2008, and vest ratably over a four year period commencing on the anniversary of the date of grant.

(4)
The options were granted on 12/1/2009, and vest ratably over a four year period commencing on the anniversary of the date of grant.

(5)
The unvested shares of restricted stock were awarded on 12/5/2005. One-third of the shares vested on 12/5/2008, one-third vested on 12/5/2009 and the remainder will vest on 12/5/2010.

(6)
The unvested shares of restricted stock were awarded on 12/1/2009. The shares vest ratably over a three year period commencing on the anniversary date of the date of grant.

(7)
The unvested shares of restricted stock were awarded on 12/5/2006, and vest in one-half increments on 12/5/2011 and 12/5/2012.

(8)
The aggregate market value is based on the closing market price of the Company's stock of $40.46 at September 30, 2010.

Option Exercises and Stock Vested in Fiscal 2010

        The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended September 30, 2010, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Hans Helmerich	238,260	7,433,729	3,333	123,921
John W. Lindsay	10,000	278,464	10,000	371,800
Steven R. Mackey	—	—	3,333	123,921
Juan Pablo Tardio	—	—	667	24,799
M. Alan Orr	22,000	553,247	10,000	371,800
Douglas E. Fears	—	—	3,333	123,921

(1)
The value realized on vesting is calculated using the closing market price of the Company's stock of $37.18 at December 7, 2009.

 PENSION BENEFITS FOR FISCAL 2010

        The Pension Benefits table below sets forth the fiscal 2010 year-end present value of accumulated benefits payable to each of our named executive officers under our Pension Plan and the Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

        The pension benefit under our Pension Plan for time periods prior to October 1, 2003, is calculated pursuant to the following formula:

Compensation × 1.5% = Annual Pension Benefit.

        The pension benefit for the period commencing October 1, 2003, through September 30, 2006, is calculated as follows:

Compensation × 0.75% = Annual Pension Benefit.

        Pension benefits are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and Section 125 "cafeteria plan" deferrals. The Pension Plan benefit formulas are the same for all employees. Therefore, retirement benefits for executives are calculated in the same manner as for other employees.

        A normal retirement benefit is available under our Pension Plan if the employee retires at age 65 with at least 5 years of credited service or is otherwise fully vested. The "normal retirement date" is the first day of the month coincident with or next following the later of (i) normal retirement age (age 65) and (ii) the fifth anniversary of the employee's participation in the Plan.

        An employee can take early retirement once he has reached age 55 and has completed at least 10 years of credited service. The amount of the early retirement benefit payment is reduced if the employee retires prior to age 62 and immediately begins receiving payments. The reduction in the annual benefit amount is 6% for each year (1/2 of 1% for each month) the employee's early retirement benefit payments start prior to age 62. The Pension Plan provides unreduced benefits for early retirement after the employee reachs age 62 and has at least 10 years of credited service. The benefit after age 62 is calculated the same as a benefit at age 65.

        A vested benefit is available if the employee terminates employment before early or normal retirement and has 5 or more years of credited service. However, the employee may elect to start receiving a benefit as early as age 55 if he had 10 years of credited service. In this situation, the monthly amount will be less than what the employee would receive had he waited until age 65 since the benefit will be actuarially reduced to cover a longer period of time for payment. The actuarial reduction of the early deferred vested pension is greater than the reduction for early retirement immediately following termination of employment. However, if the employee qualified for the more favorable reduction factors at the time he leaves the Company, the benefit is based on those factors.

        The employee may choose among alternative forms of retirement income payment after he becomes eligible to retire on his normal retirement date or early retirement date, as the case may be. Optional forms of payment include a single life annuity (which is an unreduced monthly pension for the rest of the employee's life), a Joint & Survivor Annuity (which is a reduced monthly pension during the employee's lifetime with payments, depending on the employee's election, of 50%, 75%, or 100% of the monthly pension continuing to the employee's spouse for the rest of the spouse's life), a guaranteed certain benefit option (which is a reduced monthly pension with payments guaranteed for 10 years and if the employee dies before the end of this period, his beneficiary will receive the payments through the end of this period) or a lump-sum (a one-time only lump sum payment, based on the present value of the monthly benefits that would have been expected to be paid for the retiree's lifetime - no survivor benefits are payable under this option).

        The Supplemental Pension Plan benefit payable to the employee is the difference between the monthly amount of our Pension Plan benefit to which the employee would have been entitled if such benefit were computed without giving effect to the limitations on benefits imposed by application of Sections 415 and 401(a)(17) of the Internal Revenue Code, and the monthly amount actually payable to the employee under our Pension Plan at the applicable point in time. The benefit amount is computed as of the employee's date of termination with the Company in the form of a straight life annuity payable over the employee's lifetime (calculated in the same manner as the Pension Plan) assuming payment was to commence at the employee's normal retirement date. The employee will be paid in the form of a lump sum payment or an annual installment payable over a period of two to 10 years as designated by the employee. The employee's form of payment election under the Pension Plan will not affect the payment form under the Supplemental Pension Plan. Payment under the Supplemental Pension Plan will commence within 30 days of the later of the first business day of the seventh month following the employee's separation from service or the age (between age 55 and 65) specified on the employee's election form. However, in the event of death, payment will be paid within 30 days of the date of death.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Hans Helmerich	Pension Plan	30	336,737	—
	Supplemental Pension Plan	30	431,802	—
John W. Lindsay	Pension Plan	24	133,499	—
	Supplemental Pension Plan	24	21,591	—
Steven R. Mackey	Pension Plan	25	518,169	—
	Supplemental Pension Plan	25	179,962	—
Juan Pablo Tardio	Pension Plan	10	16,220	—
	Supplemental Pension Plan	10	—	—
M. Alan Orr	Pension Plan	35	—	605,240
	Supplemental Pension Plan	35	101,196	—
Douglas E. Fears	Pension Plan	25	—	518,980
	Supplemental Pension Plan	25	267,081	—

(1)
The actuarial present value calculation for fiscal 2010 for Mr. Mackey, who is retirement eligible, is based on an immediate annuity (with an assumed retirement date of September 30, 2010), whereas the present value calculation for Messrs. Helmerich, Lindsay and Tardio, who are not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). Effective beginning in 2008, the lump sum basis changed under the Pension Protection Act of 2006 ("PPA"). The lump sum factor is based on the PPA 2010 Applicable Mortality Table and the following tier rates: Segment 1 — 2%; Segment 2 — 4.75%; and Segment 3 — 5.75%. The lump-sum assumptions are consistent with those used at September 30, 2010. The Company's pension and the assumptions are more fully described in the Company's 2010 Annual Report on Form 10-K filed with the SEC on November 24, 2010.

Mr. Mackey is currently eligible to receive a reduced early retirement benefit upon termination of employment. He would have the option of deferring his benefit to a later date in order to reduce the early retirement reduction or to receive an unreduced benefit at age 62.

Messrs. Helmerich, Lindsay and Tardio would be eligible to receive a benefit anytime after attaining age 55 upon their termination of employment. Depending on their age at termination, they would be eligible to receive either a reduced early retirement benefit or an actuarially reduced early deferred vested benefit on or after age 55.

 NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2010

        Pursuant to our Supplemental Savings Plan, a participant can contribute between 1% and 40% of a participant's combined base salary and bonus to the Plan on a before-tax basis. If the participant has not received the full Company match of the first 5% of pay in the Savings Plan, then the balance of the match will be contributed to the Supplemental Savings Plan. With the exception of one stable value fund, the investment fund selections are identical in both the qualified Savings Plan and the Supplemental Savings Plan. Unless previously distributed according to the terms of a scheduled in-service withdrawal, a participant's account will become payable at the time and in the form selected by the participant upon the earlier to occur of a participant's separation from service, a participant's disability, a change-in-control or the participant's death. A participant may select payment in the form of a single lump sum payment or annual installment payments payable over a period of two to 10 years.

        The following Nonqualified Deferred Compensation table summarizes the named executive officers' compensation for fiscal 2010 under our Supplemental Savings Plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Hans Helmerich	31,476	54,281	6,180	—	92,973
John W. Lindsay	11,600	25,563	40,365	—	442,784
Steven R. Mackey	42,808	16,375	4,681	—	88,586
Juan Pablo Tardio	17,083	9,425	646	—	27,155
M. Alan Orr	—	—	—	—	—
Douglas E. Fears	1,600	938	27,318	—	742,496

(1)
The amounts reflected as Registrant Contributions above are included in the Summary Compensation Table under "All Other Compensation." Executive Contributions reflected above are made monthly during the fiscal year and are based on the employee's elected deferral percentage rate. These contributions are based on salary and bonus. Executive Contributions are reported as salary and bonus in the Summary Compensation Table.

(2)
These amounts do not include any above-market earnings.

(3)
The fiscal year-end balance reported for the Supplemental Savings Plan includes the following amounts that were previously reported in the Summary Compensation Table as compensation for 2008 and 2009: Hans Helmerich — $1,036; John W. Lindsay — $89,967; Steven R. Mackey — $24,721; Juan Pablo Tardio — $0; M. Alan Orr — $0; Douglas E. Fears — $58,070.

 POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL

        The following table shows potential pre-tax payments to our named executive officers under existing agreements in the event of a change-in-control, assuming a September 30, 2010 termination date and using the closing price ($40.46) of our common stock as of such date. Any payments due under the agreements are to be paid in a lump sum within 30 days after an executive's employment termination date.

Name (1)	Salary and Bonus ($) (2)	Bonus ($) (3)	Vacation Pay ($) (4)	Continued Benefits ($) (5)	Outplacement Services ($) (6)	Stock Options ($) (7)	Restricted Stock ($) (8)	Non-qualified Plans ($) (9)	Total ($)
Hans Helmerich	2,982,548	556,000	15,023	217,106	5,000	11,935,700	944,094	515,393	17,170,864
John W. Lindsay	1,406,500	273,250	10,336	136,149	5,000	6,230,840	1,820,700	436,812	10,319,587
Steven R. Mackey	1,082,750	216,375	18,124	117,489	5,000	4,066,230	741,794	261,121	6,508,883
Juan Pablo Tardio	570,000	35,000	7,211	88,707	5,000	1,163,225	431,587	17,730	2,318,460

(1)
Messrs. Douglas E. Fears and M. Alan Orr retired on April 30, 2010 and July 31, 2010, respectively. All compensation attributable to their employment and retirement in fiscal 2010 is reflected in the Summary Compensation Table on page 25 and the Pension Benefits for Fiscal 2010 table on page 32.

(2)
For Mr. Helmerich, this amount represents a lump sum payment equal to two and one-half (2 1/2) times the sum of (a) base salary in effect at the time of termination and (b) an annual bonus, derived by taking the average of the annual bonus paid during the preceding two years. The computation for the other named executive officers is the same except that the multiplier in the preceding formula is two (2) times.

(3)
This amount represents an annual bonus for the fiscal year-end which coincides with the termination date of September 30, 2010. This annual bonus amount is calculated in the manner contemplated in footnote 2 above.

(4)
This column reflects accrued vacation pay not yet paid by us as of September 30, 2010.

(5)
This amount represents the value of 24 months of benefit continuation following the termination of employment. Benefits included are: 18 months of Company and executive medical COBRA, and private medical, dental and vision insurance for 6 months following COBRA; basic and supplemental life insurance; long-term disability insurance; Savings Plan match; and Supplemental Savings Plan match by us.

(6)
This amount represents payment for outplacement counseling services if utilized by the named executive officer.

(7)
This column represents the potential value of unvested stock options that would vest. The value in the column is derived by multiplying the number of shares underlying the options that vested by the difference between $40.46, the market price of our common stock at September 30, 2010, and the exercise price of each option that vested.

(8)
This column represents the value of unvested restricted stock awards that would vest. The value on September 30, 2010, is shown at $40.46 per share, the closing price of our common stock on that date.

(9)
This column reflects the value of, and payout under, the Supplemental Savings Plan and Supplemental Pension Plan.

 POTENTIAL PAYMENTS UPON TERMINATION

        The following table shows potential pre-tax payments to our named executive officers under the Survivor Income Plan, discussed in the CD&A on page 22, in the event of termination of employment at an assumed termination date of September 30, 2010. The Survivor Income Plan was terminated as discussed in the CD&A on page 22.

Name (1)		Benefit A ($) (2)	Benefit B ($) (3)
Hans Helmerich
a.	Termination by Reason of Death	—	270,000
b.	Termination by Other Events	—	—
John W. Lindsay
a.	Termination by Reason of Death	—	—
b.	Termination by Other Events	—	—
Steven R. Mackey
a.	Termination by Reason of Death	—	270,000
b.	Termination by Other Events	27,000	—
Juan Pablo Tardio
a.	Termination by Reason of Death	—	—
b.	Termination by Other Events	—	—
M. Alan Orr
a.	Termination by Reason of Death	—	270,000
b.	Termination by Other Events	27,000	—
Douglas E. Fears
a.	Termination by Reason of Death	—	270,000
b.	Termination by Other Events	27,000	—

(1)
In addition to the amounts reflected in this table, the named executive officers would receive applicable benefits from the Supplemental Pension Plan and the Supplemental Savings Plan as described on pages 21 and 22.

(2)
If a named executive officer remains in our employment until age 65 or has retired under the provisions of our Pension Plan (a named executive officer may receive early retirement benefits at age 55), then commencing on his 65th birthday, such executive officer shall be paid $225 per month for 120 consecutive months. At September 30, 2010, Messrs. Orr and Fears had retired and Mr. Mackey was the only executive officer over age 55.

(3)
If a named executive officer dies prior to age 65 while employed by us or after having retired under our Pension Plan (a named executive officer may receive early retirement benefits at age 55), then the surviving spouse of such deceased executive will be paid $2,250 per month for 120 consecutive months, commencing upon the date of death.

 DIRECTOR COMPENSATION IN FISCAL 2010

        Each non-employee Director receives a quarterly retainer of $12,500. The Audit Committee chair receives a quarterly retainer of $3,750 and the Human Resources Committee and Nominating and Corporate Governance Committee chairs each receive a quarterly retainer of $1,250. In addition, each member of the Audit Committee receives a quarterly retainer of $1,250. These retainer amounts became effective January 1, 2007. In addition to quarterly retainers, each non-employee Director receives an annual option to purchase shares of our common stock pursuant to the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan which has a value of $50,000 on the date of grant. All non-employee Directors are reimbursed for expenses incurred in connection with the attending of Board or Committee meetings. Mr. W. H. Helmerich, III receives no compensation from us for serving as our Chairman of the Board. Similarly, employee Directors do not receive compensation for serving on the Board.

        The Directors may participate in our Director Deferred Compensation Plan ("Plan"). Each Director participating in the Plan may defer into a separate account maintained by us, all or a portion of such Director's cash compensation paid by us for services as a Director. A Director may select between two deemed investment alternatives, being an interest investment alternative and a stock unit investment alternative. The interest investment alternative provides for the payment of interest on deferred amounts in the Director's account at a rate equal to prime plus one percent. Under the stock unit investment alternative, we credit the Director's account with a number of stock units determined by dividing the Director's deferred compensation amount by the fair market value of a share of our common stock on the compensation deferral date. The Director's account is also credited with any dividends that would have been paid by us had the Director held actual shares of our common stock. The account balance attributable to the stock unit investment alternative may increase or decrease depending upon fluctuations in the value of our common stock and the distribution of dividends. The stock units credited to a Director's account are used solely as a device for the determination of the amount of cash payment to be distributed to the Director under the Plan. No Director is entitled to a distribution of actual shares of our common stock or to any other stockholder rights with respect to the stock units credited under the Plan. Except for emergency withdrawals and a change-in-control event (as defined in the Plan), the deferred cash amounts in a Director's account are not paid until he or she ceases to be a Director. The Plan does not create a trust and the participating Directors would be general unsecured creditors of the Company. Since employee Directors do not receive compensation for serving on the Board, only non-employee Directors are able to participate in the Plan. The Plan is interpreted and administered by the Human Resources Committee of the Board.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (3)	Total ($)
William L. Armstrong	55,000	—	41,436	—	—	—	96,436
Randy A. Foutch	55,000	—	41,436	—	—	—	96,436
W. H. Helmerich, III	—	—	—	—	—	200,225	200,225
Paula Marshall	50,000	—	41,436	—	—	—	91,436
Hon. Francis Rooney	55,000	—	41,436	—	—	—	96,436
Edward B. Rust, Jr.	70,000	—	41,436	—	—	—	111,436
John D. Zeglis	55,000	—	41,436	—	—	—	96,436

(1)
Cash retainers and committee chair fees are paid quarterly in March, June, September, and December.

(2)
The amounts included in this column represent the aggregate grant date fair value of stock awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by our directors. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2010, included in the 2010 Annual Report on Form 10-K filed with the SEC on November 24, 2010.

The following table provides information on the outstanding equity awards at fiscal year-end for non-employee Directors. This table includes unexercised option awards reflected in each row below on an award-by-award basis. All options vested on the date of grant and expire ten years following the grant date. For additional information about the option awards, see the description of such awards in the CD&A on page 20.

Outstanding Equity Awards at Fiscal 2010 Year-End

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William L. Armstrong	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
Randy A. Foutch	3/7/2007	2,061	—	27.445	3/7/2017
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
W. H. Helmerich, III(a)	—	—	—	—	—
Paula Marshall	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
Hon. Francis Rooney	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
Edward B. Rust, Jr.	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John D. Zeglis	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
  (a)
  Mr. W. H. Helmerich, III receives no equity compensation from us for serving as our Chairman of the Board.

(3)
"All Other Compensation" for fiscal 2010 includes the following amounts:

•
Mr. W. H. Helmerich, III, Chairman of the Board, receives $170,300 per calendar year, plus reimbursement of reasonable business, travel, and other expenses in consideration of his agreement to provide advisory and consulting services to the Company (exclusive of services rendered by Mr. Helmerich as Chairman of the Board). The consulting agreement is automatically renewed for successive one-year terms unless terminated by the Company or Mr. Helmerich. In addition, the amount reported includes $28,735 for personal use of our aircraft. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses, and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights. "All Other Compensation" also includes our contributions toward certain event tickets.

Summary of All Existing Equity Compensation Plans

        The following chart sets forth information concerning our equity compensation plans as of September 30, 2010.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	5,571,594	$22.8234	760,603	(3)
Equity compensation plans not approved by security holders (2)	—	—	—
Total	5,571,594	$22.8234	760,603

(1)
Includes the 1996 Stock Incentive Plan, the 2000 Stock Incentive Plan, and the 2005 Long-Term Incentive Plan of the Company.

(2)
We do not maintain any equity compensation plans that have not been approved by the stockholders.

(3)
Of the 760,603 shares available for issuance under our 2005 Long-Term Incentive Plan, 422,557 shares may be awarded as restricted stock, stock appreciation rights or as performance units as contemplated under the plan.

 PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of Ernst & Young LLP as the independent registered public accounting firm ("independent auditors") to audit our financial statements for fiscal year 2011. A proposal will be presented at the Annual Meeting asking the stockholders to ratify this appointment. The firm of Ernst & Young LLP has served us in this capacity for many years. Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. In the event the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for fiscal year 2011, the Audit Committee will consider the voting results and evaluate whether to select a different independent auditor.

        Although ratification is not required by Delaware law, our articles or our by-laws, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2011.

Audit Fees

        The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to us:

	Years Ended September 30,
	2010	2009
Audit Fees (1)	$1,285,951	$1,292,533
Audit-Related Fees (2)	123,263	124,445
Tax Fees (3)	309,972	237,864
All Other Fees (4)	25,000	—

Total	$1,744,187	$1,654,842

(1)
Includes fees for services related to the annual audit of the consolidated financial statements for the years ended September 30, 2010 and 2009 and the reviews of the financial statements included in our Form 10-Q reports, required domestic and international statutory audits and attestation reports, and the auditor's report for internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Includes fees for the audits of our Employee Retirement Plan, 401(k)/Thrift Plan, Employee Benefit Program, and Maintenance Costs of Common Area Facilities for a wholly-owned subsidiary. Also included are fees associated with consideration of International Financial Reporting Standards (IFRS).

(3)
Includes fees for services rendered for tax compliance, tax advice, and tax planning, including expatriate tax services and transfer pricing studies.

(4)
Includes fees for a data loss prevention assessment.

        The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent registered public accounting firm as well as the fee charged for such services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of service, and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority for such services to one or more of its members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. For fiscal 2009 and 2010, all of the audit and non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit

Committee Charter. In its review of all non-audit service fees, the Audit Committee considers among other things, the possible effect of such services on the auditor's independence.

Audit Committee Report

        In conjunction with its activities during the fiscal year ended September 30, 2010, the Audit Committee has reviewed and discussed our audited financial statements with our management. The members of the Audit Committee have also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence. Based on the foregoing review and discussions, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2010.

Submitted By The Audit Committee

Edward B. Rust, Jr., Chairman	Randy A. Foutch	Hon. Francis Rooney

 PROPOSAL 3 — APPROVAL OF HELMERICH & PAYNE, INC.
2010 LONG-TERM INCENTIVE PLAN

        Subject to approval by the Company's stockholders, the Company's Board of Directors has approved the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan, which is referred to below as the "Plan." The description of the Plan contained herein is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Appendix "A".

        The Plan authorizes the Human Resources Committee (whose members are independent directors) of the Company's Board of Directors to grant nonqualified and incentive stock options, restricted stock awards and stock appreciation rights to selected employees. The Plan also authorizes the grant of nonqualified stock options, restricted stock awards and stock appreciation rights to non-employee Directors. A total of 6,000,000 shares of common stock have been authorized for award under the Plan.

        The Plan is being submitted to a vote of the stockholders in order to comply with New York Stock Exchange rules and to allow us to deduct for federal income tax purposes the "performance-based compensation" that is paid under the Plan, as permitted by Section 162(m) of the Internal Revenue Code (all Section references or to the "Code" in this Proposal are to the Internal Revenue Code unless otherwise noted). Stockholder approval will also allow us to grant incentive stock options under the Plan.

        Prior to stockholder approval of the Plan, the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan ("2005 Plan") is the only plan under which stock-based awards may be granted. In December of 2010, the Human Resources Committee awarded under the 2005 Long-Term Incentive Plan 324,162 shares (with an exercise price of $47.935) to Company employees and non-employee Directors, and 169,375 shares of restricted stock to Company employees. Once approved, the Plan would govern all future grants of stock-based awards to employees and non-employee Directors and no additional stock-based awards would be made from the Company's 2005 Long-Term Incentive Plan. As a consequence, 131,566 shares of common stock currently eligible for grant under the 2005 Long-Term Incentive Plan will not be used upon stockholder approval of the Plan.

        As of January 10, 2011: (1) the total securities to be issued upon exercise of outstanding options, warrants and rights totaled 5,498,919 shares, together with a total of 324,384 outstanding shares of restricted stock; (2) the weighted-average exercise price and the weighted-average term for outstanding options, warrants and rights equaled $24.70 and 5.5 years, respectively; and (3) the closing price of the Company's common stock as reported on the New York Stock Exchange was $48.56 per share.

Purpose

        The purpose of the Plan is to create incentives designed to motivate selected key employees to significantly contribute toward the growth and profitability of the Company. The shares under the Plan will enable the Company to attract and retain experienced employees who, by their positions, abilities and diligence, are able to make important contributions to the Company's success.

Key Limitations

        Key limitations of the Plan include:

  •
  a prohibition against the repricing of stock options;

  •
  a prohibition against granting options or stock appreciation rights with an exercise price less than the fair market value of the Company's common stock on the date of grant;

  •
  of the 6,000,000 shares authorized for issuance under the Plan, only 3,000,000 may be granted as incentive stock options;

  •
  the Plan contains a readjustment provision in which shares granted as restricted stock awards or as stock appreciation rights will be counted against this limit as 2.0 shares for each share granted;

  •
  a maximum ten-year life for any award made under the Plan;

  •
  a prohibition against transfer of stock options to third parties for consideration;

  •
  the following award limits:

  •
  the maximum number of shares that may be awarded in the form of options or SARs to an employee in any calendar year is 900,000;

  •
  the maximum number of shares that may be awarded in the form of restricted stock awards to an employee in any calendar year is 450,000.

        In addition, the Human Resources Committee may recover from a participant any common stock or other consideration paid in connection with an award to the extent required by any claw-back or recoupment provision of applicable law or an award agreement.

Administration

        The Plan is administered by the Human Resources Committee. The Human Resources Committee is responsible for selection of employees and non-employee Directors for awards and for determination of the nature of their awards. The Human Resources Committee is responsible for the administration of awards granted to participants.

Eligibility for Participation

        Any employee of the Company and its subsidiaries and affiliated entities and any non-employee Director is eligible to participate in the Plan, but we expect that awards will be generally limited to no more than 200 participants. Subject to the provisions of the Plan, the Human Resources Committee has exclusive power in selecting participants from among the eligible key employees and non-employee Directors.

Types of Awards

        The Plan provides that any or all of the following types of awards may be granted:

  •
  nonqualified stock options and stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code;

  •
  restricted stock; and

  •
  stock appreciation rights (SARs);

        provided that non-employee Directors may not be awarded incentive stock options.

        Stock Options.    The Human Resources Committee may grant awards under the Plan in the form of options to purchase shares of the Company's common stock. The Human Resources Committee will have the authority to determine the terms and conditions of each option, the number of shares subject to the option, and the manner and time of the option's exercise.

        The exercise price of an option may not be less than the fair market value of the Company's common stock on the date of grant. The fair market value of shares of common stock subject to options is determined by the closing price as reported on the New York Stock Exchange on the date the value is to be determined. The exercise price (including required withholding taxes) of an option may be paid in cash, in shares of the Company's common stock, through a broker-assisted cashless exercise, a net-exercise, or a combination of the foregoing. Unless terminated earlier, the stock options granted under the Plan expire no later than ten years from the date of the grant.

        Restricted Stock Awards.    Shares of restricted stock awarded under the Plan will be subject to the terms, conditions, restrictions and/or limitations, if any, that the Human Resources Committee deems appropriate, including restrictions on continued employment. The Human Resources Committee may also restrict vesting to the attainment of specific performance targets it establishes including, without limitation, one or more of the following criteria:

  •
  Operational Criteria: average day rates, rig margin, rig revenue, safety and utilization.

  •
  Financial Criteria: cash flow, debt to cash flow, debt to EBITDA, debt to equity ratios, dividend growth, dividend maintenance, earnings (net income, earnings before interest, taxes, depreciation and amortization), EBITDA, EBITDA on interest, general and administrative expenses, net income, operating income, pre-tax income, profit returns/margins, return on assets, return on equity, return on invested capital and revenues.

  •
  Stock Performance Criteria: stock price appreciation, total stockholder return, and relative stock price performance.

        Stock Appreciation Rights.    A stock appreciation right permits the employee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the employee multiplied by the excess of the fair market value of common stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The term of any stock appreciation rights granted under the Plan cannot exceed ten years from the date of the grant. The exercise price of stock appreciation rights granted under the Plan cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Human Resources Committee.

Expiration, Forfeiture, Cancellation and Settlement of Awards

        Any shares of stock related to awards which terminate by expiration, forfeiture or cancellation without the issuance of shares of stock will be available again for grant under the Plan and will not be counted against the shares authorized under the Plan. Shares of stock which are tendered in payment of an option, withheld as a result of a net-exercise, tendered or withheld in payment of taxes or repurchased using option proceeds will not be added back to the shares authorized under the Plan.

Termination of Employment

        If a participant's employment is terminated as a result of death, disability, or retirement (as those terms are defined in the Plan), the participant will be entitled to exercise (i) vested Incentive Stock Options for a period of up to three months from the date of termination (one year in the case of death or disability in lieu of the three-month period), and (ii) vested Nonqualified Stock Options or SARs during the remaining term. If the participant's employment terminates for any other reason, the participant will, except where an award is subject to a claw-back or recoupment provision of applicable law or an award agreement, be entitled to exercise vested options and SARs for a period of up to three months from such date of termination. In no event shall any Option or SAR be exercisable past the term established in the award agreement. Any vested options or SARs which are not exercised before the earlier of the dates described above or their term, will expire. The Human Resources Committee may, in its sole discretion, accelerate the vesting of unvested awards in the event of termination of employment of any participant or provide for continued vesting following termination. Unless otherwise accelerated or where an award agreement or the Human Resources Committee provides for continued vesting after termination of employment, all unvested awards will be forfeited upon termination of employment.

        Eligible Directors will have the remaining term of the award following termination of service to exercise vested nonqualified stock options or stock appreciation rights. The unvested portion of any award will be forfeited upon an eligible Director's termination of service unless vesting is accelerated or continued by the Human Resources Committee.

Amending the Plan

        The Company's Board of Directors may amend the Plan at any time. The Company's Board of Directors, may not, without stockholder approval, adopt any amendment that would increase the maximum number of shares that may be granted under the Plan (except for certain antidilution adjustments described in the "Automatic Adjustment Features" section of this Proxy Statement), materially modify the Plan's eligibility requirements or materially increase the benefits provided to participants under the Plan.

Change-in-Control Event

        The unvested portion of any outstanding awards under the Plan will be accelerated upon a change-in-control event.

Plan Benefits

        No awards will be made under the Plan until stockholder approval.

        Future benefits under the Plan are not currently determinable. During December of 2010, stock options were granted under the 2005 Plan to the Company's named executive officers to purchase 84,000 shares at an exercise price of $47.935 per share, and 45,000 shares of restricted stock were also granted to the named executive officers. Stock options were granted under the 2005 Plan to all other employees of the Company as a group to purchase 228,750 shares of common stock at an exercise price of $47.935 per share, and 124,375 shares of restricted stock were granted to all other employees of the Company as a group. Stock options were granted to non-employee Directors of the Company as a group to purchase 11,412 shares of common stock at an exercise price of $47.935 per share.

Automatic Adjustment Features

        The Plan provides for the automatic adjustment of the number and kind of shares available under it, and the number and kind of shares subject to outstanding awards in the event the Company's common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, or if the number of shares of the Company's common stock is increased through a stock dividend. The Plan also provides that the Human Resources Committee may adjust the number of shares available under the Plan and the number of shares subject to any outstanding awards if, in the Human Resources Committee's opinion, any other change in the number or kind of shares of the Company's outstanding common stock equitably requires such an adjustment.

U.S. Federal Tax Treatment

        Incentive Stock Option Grant/Exercise.    A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise (except for alternative minimum tax). Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option or one year from the date of the exercise of such shares by the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

        Nonqualified Stock Option and Stock Appreciation Right Grant/Exercise.    A participant who is granted a nonqualified stock option or SAR does not have taxable income at the time of grant. Taxable, ordinary income occurs at the time of exercise in an amount equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

        Restricted Stock Award.    A participant who has been granted an award in the form of restricted stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. income tax purposes. When such restrictions lapse, the participant will receive taxable, ordinary income (and have tax basis in the shares) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction. The participant may elect to include the value of his restricted stock award as income at the time it is granted under Section 83(b) of the Code, and the Company will take a corresponding income tax deduction.

        Section 162(m).    Awards of options and stock appreciation rights granted under the Plan will automatically qualify for the "performance-based compensation" exception under Section 162(m) of the Code pursuant to their expected terms. In addition, awards of restricted stock may qualify under Section 162(m) if they are granted in accordance with the performance conditions referenced in the Plan. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award.

        Awards to Directors and persons living outside the United States.    The grant and exercise of options and other awards authorized under the Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

THE COMPANY'S BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2010 LONG-TERM INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2010 LONG-TERM INCENTIVE PLAN.

 PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is requesting stockholder approval, on an advisory basis, of the compensation of the Company's named executives officers as disclosed in this Proxy Statement. The Human Resources Committee of the Board has overseen the development of a compensation program that is described more fully in the Executive Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables and narrative. Our compensation program is designed to attract and retain qualified executives who are critical to the successful implementation of our strategic business plan. Further, we believe that our compensation program promotes a performance-based culture and aligns the interests of executives with those of stockholders by linking a substantial portion of compensation to the Company's performance. It balances short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our stockholders over the long-term.

        The Company believes that its compensation program is appropriate and has served to accomplish the goals mentioned above. In deciding how to vote on this proposal, the Board urges you to consider the following factors, most of which are discussed in the Executive Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement:

  •
  During fiscal 2010, the Company, under our CEO's leadership, achieved the highest level of activity in the U.S. in the Company's history while maintaining significantly higher premiums in rig revenue and margin versus our U.S. land drilling competitors;

  •
  We experienced record-breaking net income for fiscal 2008 and 2009 which ranked respectively as the first and third best in our history;

  •
  The Company's total stockholder return for the period 2007 through 2010 ranked in the 93rd percentile relative to the Company's Compensation Peer Group;

  •
  All tax gross-ups have been eliminated from the Company's compensation programs;

  •
  The Company utilizes claw-back provisions in its equity award and other agreements with its named executive officers;

  •
  None of the named executive officers have employment agreements;

  •
  Each of the named executive officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team; and

  •
  Named executive officers are subject to stock ownership guidelines.

        For these reasons, the Board recommends a vote in favor of the following resolution:

        "Resolved, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in the Proxy Statement)."

        As an advisory vote, this proposal is not binding on the Company. However, the Human Resources Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 5 — ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER
ADVISORY VOTES ON EXECUTIVE COMPENSATION

        The Company is requesting stockholder approval, on an advisory basis, as to whether the Company should hold a stockholder advisory vote on executive compensation every 1, 2 or 3 years. The Board of Directors believes that a three year cycle, or triennial vote, is the best means of assuring that stockholders have an effective voice on executive compensation for a number of reasons:

  •
  Executive compensation programs are largely designed to reward performance over a multi-year period. Say-on-pay votes should occur over a similar time frame and correlate with longer-term business planning cycles. An annual vote on pay practices would tend to shift the focus on short-term financial results that may not be in the interest of long-term value creation for stockholders.

  •
  A triennial vote provides stockholders and proxy advisory firms with sufficient time to evaluate, in a more thoughtful and informed manner, the effectiveness of both short-term and long-term compensation strategies and related business outcomes.

  •
  A triennial vote gives the Board of Directors time to thoughtfully respond to stockholder concerns and implement desired changes.

  •
  Other mechanisms, such as requirements for stockholder approval of employee stock plans and other compensation related matters, allow stockholders to provide input on an ongoing basis, including in years when say-on-pay votes do not occur.

        For the reasons discussed above, the Board recommends a vote in favor of the following resolution:

  "Resolved, that the stockholders of the Company approve, on an advisory basis, the holding of a stockholder advisory vote on executive compensation every 3 years."

While the Board urges stockholders to endorse the foregoing resolution, stockholders are not voting to approve or disapprove of the Board's recommendation. Rather, stockholders are being provided with the opportunity to cast an advisory vote, via the enclosed proxy card, on whether the stockholder advisory vote on executive compensation will occur every 1, 2 or 3 years, or to abstain from voting on the matter.

        As an advisory vote, this proposal is not binding on the Company. However, the Board of Directors values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on executive compensation.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL, ON AN ADVISORY BASIS, OF A TRIENNIAL STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION.

 PROPOSAL 6 — STOCKHOLDER PROPOSAL TO
DECLASSIFY THE BOARD OF DIRECTORS

        Gerald R. Armstrong of 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, owner of 200 shares of the Company's common stock, has notified the Company that he intends to present a proposal for consideration at the Annual Meeting. In accordance with applicable rules of the SEC, the proposal and supporting statement, for which the Company accepts no responsibility, are set forth below exactly as they were submitted by the proponent.

Proposal by Gerald R. Armstrong:

RESOLUTION

        That the shareholders of HELMERICH & PAYNE, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

        The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

        As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

        The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

        Arthur Levitt, former Chairman of The Securities and Exchange Commission said, "In my view, it's best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them."

        While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

        The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

        In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

        If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote "FOR" this proposal.

Board of Directors' Statement in Opposition:

        The Nominating and Corporate Governance Committee, composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company's current classified Board structure. In its most recent review and in connection with its review of this stockholder proposal, the Committee considered the history of the classified Board system, the current industry environment, and arguments for and against a classified Board system. After careful consideration, the Committee concluded that the continuity and quality of leadership that results from a classified Board creates long-term stockholder value and is in the best interests of the Company and its stockholders. The Board of Directors opposes the proposal for the following reasons:

        Stability, Continuity and Experience.    The classified Board structure is designed to provide stability, enhance long-term planning and ensure that, at any given time, there are Directors serving on the Board who are familiar with the Company, its business, and its long-term strategic goals. A classified Board ensures that a majority of the Directors at any time will have prior experience and in-depth knowledge of the Company and its strategic goals. With a minimum three-year term, Directors develop a more thorough understanding of the Company's operations, benefit from ongoing experience and are more able to focus on the Company's long-term strategies that are in the best interest of the Company and its stockholders.

        Accountability to Stockholders and Strong Corporate Governance.    The Board also believes that annual director elections are not necessary to promote accountability. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years. Further, Company stockholders already have a meaningful opportunity at each annual meeting of stockholders to communicate their views on the Board's oversight of the management of the Company through the director election process.

        A classified Board also assists the Company in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand the Company, its operations and its competitive environment. The Board believes that agreeing to serve a three-year term demonstrates a nominee's commitment to the Company over the long-term. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period.

        Enhanced Independence of the Board.    The Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-employee directors by providing them with a longer assured term of office, thereby insulating them from pressures from special interest groups who might have an agenda contrary to the long-term interests of all stockholders. The current classified board structure permits our directors to act independently and to focus on the long-term interests of the Company and its stockholders.

        Protection Against Unfair and Abusive Takeover Practices.    A classified Board reduces the Company's vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company's stockholders. A classified Board structure encourages such third parties to negotiate at arms' length with the Board. Because only one-third of the Company's directors are elected at any annual meeting of stockholders, at least two annual meetings would be required to effect a change-in-control of the Board, giving the Directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all stockholders. The classified Board structure does not prevent unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all stockholders.

        Actions of Other Companies.    Mr. Armstrong states that several companies now elect directors annually because of his efforts. Each of those companies made the decision to conduct annual director elections in light of its own particular circumstances. The Board does not blindly follow the trends of other companies. The fact that many large companies have taken steps to remove their classified boards is not, in the Board's judgment, a persuasive reason for the Company to undertake the same initiative. The Board also notes that a majority (67%) of the Company's peers included in the Company's Compensation Peer Group still have classified boards.

        Recommendation Only.    Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not necessarily effectuate the declassification of the Board.

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS.

        IF YOU AGREE THAT THE CURRENT BOARD ELECTION PROCESS WILL PROVIDE CONTINUITY TO SUPPORT THE COMPANY'S CONTINUATION OF ITS ABOVE-PEER PERFORMANCE DURING CHALLENGING ECONOMIC CONDITIONS, PLEASE VOTE "AGAINST" THIS PROPOSAL.

Voting and Tabulation of Votes

        Each outstanding share of our common stock will be entitled to one vote on each matter considered at the meeting. With regard to Proposal 1, election of Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. The proxies executed and returned on the enclosed form (or delivered via telephone or over the Internet) can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies (whether given on the enclosed form, by telephone, or over the Internet) will be voted for a substitute nominee. With regard to Proposal 2, ratification of independent auditors, Proposal 3, approval of the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan, Proposal 4, advisory vote on executive compensation, and Proposal 6, stockholder proposal to eliminate classification of the terms of the Company's Board of Directors to require that all Directors stand for election annually, a stockholder may vote FOR or AGAINST the matter or abstain from voting on the matter. With regard to Proposal 5, advisory vote on the frequency of the advisory vote on executive compensation, a stockholder may vote to hold an advisory vote on executive compensation every "1 year", "2 years", "3 years" or abstain from voting on the matter.

        If a stockholder of record does not specify on the enclosed and returned proxy card (or when giving the stockholder's proxy by telephone or over the Internet) how to vote the stockholder's shares, such shares will be voted FOR the nominees listed above as "Nominees for Directors of the Second Class", FOR Proposals 2, 3, and 4, "3 years" for Proposal 5, and AGAINST Proposal 6. If a stockholder is a beneficial owner of shares held in street name and the stockholder does not provide the organization that holds the shares with specific voting instructions, under applicable New York Stock Exchange rules, the organization that holds the shares may generally vote on routine matters, but cannot vote on non-routine matters. If the organization that holds the shares does not receive voting instructions from the stockholder on how to vote the shares on a non-routine matter, the organization will not have authority to vote the stockholder's shares with respect to that matter. This is generally referred to as a "broker non-vote". Only Proposal 2 is a routine matter. Therefore, there may be broker non-votes with respect to Proposals 1, 3, 4, 5 and 6.

        The holders of a majority of our outstanding stock entitled to vote at the Annual Meeting must be present in person or by proxy for the transaction of business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. Votes withheld and broker non-votes will not affect the outcome of the election of Directors. With regard to Proposals 2, 3, 4 and 6, the affirmative vote of a majority of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereat is required for approval. A share that is a broker non-vote is not considered a share entitled to vote on the particular matter. Therefore, even though broker non-votes are counted in determining a quorum, broker non-votes are excluded from the denominator in determining whether affirmative votes represented a majority of those present and entitled to vote at the Annual Meeting. Abstentions will have the effect of a negative vote. Finally, with respect to Proposal 5, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every 1, 2 or 3 years) will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will therefore have no effect on such vote.

        Broadridge Financial Solutions, Inc. will tabulate all votes which are received prior to the date of the Annual Meeting. We have appointed two employee inspectors to receive Broadridge's tabulation, to tabulate all other votes, and to certify the voting results.

Stockholder Proposals

        Our annual meeting for 2012 will be held Wednesday, March 7, 2012. Any stockholder wishing to submit a proposal to the vote of the stockholders at the 2012 annual meeting must submit the proposal or proposals in writing to us at our headquarters in Tulsa, Oklahoma, Attention: Corporate Secretary, on or before September 28, 2011, in order for the proposal or proposals to be considered for inclusion in our Proxy Statement and accompanying proxy. For any other proposal that a stockholder wishes to have considered at our 2012 annual meeting, the Corporate Secretary must receive written notice of the proposal during the period beginning November 3, 2011, and ending December 3, 2011. Proposals which are not received in such time period will be considered untimely and the persons serving as proxies will have discretion on whether to vote on such matters at the meeting. In addition, proposals must also comply with our By-laws and the rules and regulations of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

        For the fiscal year ended September 30, 2010, all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis with the SEC, except as follows: Hans Helmerich, President of the Company, filed one late report involving one transaction, and M. Alan Orr, retired Executive Vice President, Engineering and Development, filed one late report involving one transaction. In making this disclosure, we have relied solely upon the written representations of our Directors and executive officers, and copies of the reports they have filed with the SEC.

Executive Officers

        The names, ages, and other information for our executive officers is incorporated by reference to Item 4 of Part I of our Annual Report on Form 10-K for fiscal 2010 filed with the SEC on November 24, 2010.

Important Notice Regarding the Availability of Proxy Materials For the Stockholder Meeting to be Held on March 2, 2011

Stockholders may view this Proxy Statement, our form of proxy, and our 2010 Annual Report to Stockholders over the Internet by accessing our website at http://www.hpinc.com and clicking on "SEC Filings" under the "Investors" tab. Information on our website does not constitute a part of this Proxy Statement.

Other Matters

        As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

By Order of the Board of Directors

STEVEN R. MACKEY Secretary
Dated: January 26, 2011

Appendix "A"

HELMERICH & PAYNE, INC.
2010 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

        SECTION 1.1    Purpose.    This 2010 Long-Term Incentive Plan (the "Plan") is established by Helmerich & Payne, Inc., a Delaware corporation (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, and SARs to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, and SARs to Eligible Directors, subject to the conditions set forth in the Plan.

        SECTION 1.2    Establishment.    The Plan is effective as of December 7, 2010 (the "Effective Date") and for a period of ten years thereafter. The Plan shall continue in effect after such ten-year period until all matters relating to the payment of Awards and administration of the Plan have been settled.

        The Plan is subject to the approval by the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. No Awards under the Plan may be granted prior to receipt of stockholder approval.

        SECTION 1.3    Shares Subject to the Plan.    Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 6,000,000 shares of Common Stock. Any shares granted as Restricted Stock Awards or as SARs and settled in shares of Common Stock shall be counted against this limit as 2.0 shares for each share granted. Any shares granted as Options shall be counted against this limit as one share for each share granted. Provided further, that a maximum of 3,000,000 shares of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article VIII.

ARTICLE II
DEFINITIONS

        SECTION 2.1    "Affiliated Entity" means any corporation, partnership or limited liability company or other form of legal entity in which a majority of the ownership interest in any such entity is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

        SECTION 2.2    "Award" means, individually or collectively, any Option, Restricted Stock Award, or SAR granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, SAR or Restricted Stock Award granted under the Plan to an Eligible Director by the Committee.

        SECTION 2.3    "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

        SECTION 2.4    "Board" means the Board of Directors of the Company.

        SECTION 2.5    "Change of Control Event" means each of the following:

          (i)    The acquisition after the Effective Date of this Plan by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection (iii) of this Section 2.5; or

          (ii)   Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, appointment or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Approval by the stockholders of the Company of, and there is consummated, a reorganization, share exchange, or merger (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

          (iv)  Approval by the stockholders of the Company of (1) a complete liquidation or dissolution of the Company or, (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

        SECTION 2.6    "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        SECTION 2.7    "Committee" means the Human Resources Committee of the Board.

        SECTION 2.8    "Common Stock" means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article VIII.

        SECTION 2.9    "Date of Grant" means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

        SECTION 2.10    "Disability" means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.

        SECTION 2.11    "Eligible Employee" means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

        SECTION 2.12    "Eligible Director" means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

        SECTION 2.13    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        SECTION 2.14    "Fair Market Value" means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the Nasdaq/National Market System, the closing price of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock, or (ii) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

        SECTION 2.15    "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

        SECTION 2.16    "Net-Exercise" means a procedure by which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price; provided, however, that the Participant shall pay to the Company any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

        SECTION 2.17    "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

        SECTION 2.18    "Option" means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

        SECTION 2.19    "Participant" means an Eligible Employee or Eligible Director to whom an Award has been granted by the Committee under the Plan.

        SECTION 2.20    "Performance Criteria" means one or more criteria that the Committee shall select for purposes of establishing performance goals applicable to an Award. The Performance Criteria that will be used to establish performance goals may be based on any one of, or combination of, the following: (i) average dayrates; (ii) cash flow; (iii) debt to cash flow; (iv) debt to EBITDA; (v) debt to equity ratio; (vi) dividend growth; (vii) dividend maintenance; (viii) earnings (net income, earnings before interest, taxes, depreciation and amortization, earnings per share); (ix) EBITDA; (x) EBITDA to interest; (xi) general and administrative expenses; (xii) net income; (xiii) operating income; (xiv) pre-tax income; (xv) profit returns/margins; (xvi) relative stock price performance; (xvii) return on assets; (xviii) return on equity; (xix) return on invested capital; (xx) revenues; (xxi) rig margin; (xxii) rig revenue; (xxiii) safety; (xxiv) stock price appreciation; (xxv) total stockholder return; (xxvi) utilization; and (xxvii) other measures of performance selected by the Committee. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

        SECTION 2.21    "Plan" means Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan.

        SECTION 2.22    "Restriction Period" shall have the meaning set forth in Section 6.2(a).

        SECTION 2.23    "Restricted Stock Award" means an Award granted to an Eligible Employee or Eligible Director under Article VI of the Plan.

        SECTION 2.24    "Retirement" means the termination of an Eligible Employee's employment and the Eligible Employee both (i) has attained age 55 and (ii) has 15 or more continuous years of service as a full-time employee of the Company, a Subsidiary or Affiliated Entity.

        SECTION 2.25    "SAR" means a stock appreciation right granted to an Eligible Employee or Eligible Director under Article VII of the Plan.

        SECTION 2.26    "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

        SECTION 3.1    Administration of the Plan by the Committee.    The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

        Subject to the provisions of the Plan, the Committee shall have exclusive power to:

        (a)   Select Eligible Employees and Eligible Directors to participate in the Plan.

        (b)   Determine the time or times when Awards will be made to Eligible Employees or Eligible Directors.

        (c)   Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, or SAR, the number of shares of Common Stock subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement.

        (d)   Determine whether Awards will be granted singly or in combination.

        (e)   Accelerate the vesting, exercise or payment of an Award and authorize and determine the criteria for continued vesting of Awards following termination of employment.

        (f)    Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

        SECTION 3.2    Committee to Make Rules and Interpret Plan.    The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

ARTICLE IV
GRANT OF AWARDS

        SECTION 4.1    Grant of Awards.    Awards granted under this Plan shall be subject to the following conditions:

        (a)   Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 900,000.

        (b)   Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards to any Eligible Employee in any calendar year may not exceed 450,000.

        (c)   Any shares of Common Stock related to Awards which terminate by expiration, forfeiture or cancellation without the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Shares of Common Stock which are tendered in payment of an Option, withheld as a result of a Net-Exercise, tendered or withheld in payment of taxes or repurchased using Option proceeds, shall not be added back to the shares authorized under Section 1.3.

        (d)   Common Stock delivered by the Company in payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

        (e)   The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

        (f)    Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant after the exercise of any Option or vesting of Restricted Stock and payment of the applicable exercise price and tax withholding.

        (g)   Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash or other Awards, Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs.

        (h)   Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the grant of Nonqualified Stock Options and/or SARs to any individual Eligible Director in any calendar year may not exceed 300,000.

        (i)    Subject to Article VIII, in no event shall more than 150,000 shares of Restricted Stock Awards be awarded to any individual Eligible Director in any calendar year.

        (j)    The maximum term of any Award shall be ten years.

ARTICLE V
STOCK OPTIONS

        SECTION 5.1    Grant of Options.    The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

        SECTION 5.2    Conditions of Options.    Each Option so granted shall be subject to the following conditions:

        (a)    Exercise Price.    Each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

        (b)    Form of Payment.    The exercise price of an Option may be paid (i) in cash or by check, bank draft, wire transfer or money order payable to the order of the Company; (ii) by tendering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) subject to applicable law, pursuant to procedures previously approved by the Company, in cash through the sale of shares acquired on exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such shares, together with, if requested by the Company, the mandatory amount of federal, state, local and foreign withholding taxes payable by the Participant by reason of such exercise; (iv) by delivery of a properly executed notice electing a Net-Exercise; or (v) a combination of the foregoing.

        (c)    Exercise of Options.    Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least four business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and applicable withholding taxes.

        (d)    Other Terms and Conditions.    Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified Performance Criteria; and (vii) protection of confidential information and nonsolicitation.

        (e)    Special Restrictions Relating to Incentive Stock Options.    Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary.

        (f)    Application of Funds.    The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

        (g)    Stockholder Rights.    No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

        SECTION 6.1    Grant of Restricted Stock Awards.    The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee or Eligible Director. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

        SECTION 6.2    Conditions of Restricted Stock Awards.    The grant of a Restricted Stock Award shall be subject to the following:

        (a)    Restriction Period.    The Committee shall determine the employment, service and/or performance requirements which shall apply to the shares of Common Stock covered by each Restricted Stock Award. Restricted Stock Awards may be subject to any time vesting conditions determined by the Committee and/or the achievement by the Company of specified Performance Criteria. The employment, service and/or performance requirements are collectively referred to as a "Restriction Period." At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

        (b)    Restrictions.    The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        (c)    Rights as Stockholders.    During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
STOCK APPRECIATION RIGHTS

        SECTION 7.1    Grant of SARs.    The Committee may, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee or Eligible Director. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

        SECTION 7.2    Exercise and Payment.    SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least four business days in advance of such exercise. The amount payable by the Company with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. In no event will the amount payable be greater than the Fair Market Value of the Common Stock on the exercise date over the Fair Market Value of the Common Stock on the Date of Grant. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.

ARTICLE VIII
STOCK ADJUSTMENTS

        In the event that the shares of Common Stock, as constituted on the Effective Date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE IX
GENERAL

        SECTION 9.1    Amendment or Termination of Plan.    The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

        SECTION 9.2    Termination of Employment; Termination of Service.    If an Eligible Employee's employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability, or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to exercise all or any part of any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), or (ii) vested Nonqualified Stock Option or SAR during the remaining term. If an Eligible Employee's employment terminates for any other reason, the Eligible Employee shall, except where an award is subject to a claw-back or recoupment provision of applicable law or an Award Agreement, be entitled to exercise all or any part of any vested Option or SAR for a period of up to three months from such date of termination. In no event shall any Option or SAR be exercisable past the term established in the Award Agreement. Any vested Option or SAR which is not exercised before the earlier of the dates provided above or its term, shall expire. The Committee may, in its sole discretion, accelerate or continue the vesting of unvested Awards in the event of termination of employment of any Participant. Unless otherwise accelerated or where an Award Agreement or the Committee provides for continued vesting after termination of employment, all unvested Awards shall be forfeited upon termination of employment.

        In the event an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated or vesting is continued pursuant to the terms of the Eligible Director's Award Agreement or by the Committee. The Eligible Director shall be entitled to exercise any Nonqualified Stock Options or SARs which are otherwise exercisable on his date of termination of service during the remaining term of the Award.

        SECTION 9.3    Limited Transferability — Options.    The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 9.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 9.2 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 9.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9.2 hereof. No transfer pursuant to this Section 9.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 9.3, all types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

        SECTION 9.4    Withholding Taxes.    Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. In the event that the number of shares of Common Stock withheld or delivered does not equal the required tax withholding amount then the Company will retain the largest whole number of shares that does not exceed the aggregate tax withholding amount and the Participant shall pay to the Company in cash or by check, bank draft, wire transfer or by money order any remaining balance of the aggregate tax withholding amount not satisfied by the number of shares withheld from or delivered by the Participant. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

        SECTION 9.5    Change of Control.    Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

        SECTION 9.6    Amendments to Awards.    Subject to the limitations of the Plan, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant's consent.

        SECTION 9.7    Regulatory Approval and Listings.    The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval of the Plan by the stockholders of the Company as provided in Section 1.2, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder.

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

        (a)   the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

        (b)   the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

        (c)   the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

        SECTION 9.8    Right to Continued Employment.    Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

        SECTION 9.9    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

        SECTION 9.10    Construction.    Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        SECTION 9.11    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

        SECTION 9.12    Other Laws.    The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. The Committee may similarly recover from a Participant any Common Stock or other consideration paid in connection with an Award to the extent required by any claw-back or recoupment provision of applicable law or an Award Agreement.

        SECTION 9.13    No Trust or Fund Created.    Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

        SECTION 9.14    Section 409A Considerations.    In the event the Committee grants to a Participant an Award that is subject to Section 409A of the Code, the Award Agreement shall contain such terms as are necessary to satisfy the documentary requirements imposed by Section 409A of the Code and the regulations promulgated thereunder at the time the Award is granted.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000080911_1 R1.0.0.11033 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John D. Zeglis 02 William L. Armstrong HELMERICH & PAYNE, INC. 1437 S. BOULDER AVENUE, SUITE 1400 TULSA, OK 74119-3623 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. ** If you vote by Internet or telephone, you do not need to mail back the attached proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratification of Ernst & Young LLP as auditors for 2011. 3. Approval of the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan. 4. Advisory vote on executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 5. Advisory vote on the frequency of the advisory vote on executive compensation. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 6. Stockholder proposal to eliminate classification of the terms of the Company’s Board of Directors to require that all directors stand for election annually. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000080911_2 R1.0.0.11033 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com . HELMERICH & PAYNE, INC. Annual Meeting of Stockholders This proxy is solicited by and on behalf of the Board of Directors The undersigned hereby appoints as his/her proxies, with powers of substitution and revocation, W. H. Helmerich, III, Hans Helmerich, and Steven R. Mackey, and each of them (the "Proxies"), to vote all shares of Helmerich & Payne, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Helmerich & Payne, Inc., to be held at Boulder Towers, Granite Room, 1st Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, on Wednesday, March 2, 2011, at 12:00 noon, Tulsa time, and all adjournments thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE THE ELECTION OF THE FULL SLATE OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND "3 YR" ON PROPOSAL 5, AND AGAINST PROPOSAL 6. IF ANY OTHER MATTER SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
PENSION BENEFITS FOR FISCAL 2010
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2010
POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL
POTENTIAL PAYMENTS UPON TERMINATION
DIRECTOR COMPENSATION IN FISCAL 2010
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 3 — APPROVAL OF HELMERICH & PAYNE, INC. 2010 LONG-TERM INCENTIVE PLAN
PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 5 — ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
PROPOSAL 6 — STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
  Appendix "A"